EXHIBIT 99.1

FORM 10-K DISCLOSURE

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INTRODUCTORY NOTE

Special Note Regarding Forward Looking Statements

In addition to historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We use words such as “believe,” “expect,” “anticipate,” “project,” “target,” “plan,” “optimistic,” “intend,” “aim,” “will” or similar expressions which are intended to identify forward-looking statements. Such statements include, among others, those concerning market and industry segment growth and demand and acceptance of new and existing products; any projections of sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those identified in Item 1A “Risk Factors” herein, as well as assumptions, which, if they were to ever materialize or prove incorrect, could cause the results of the Company to differ materially from those expressed or implied by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this report and our other filings with the SEC. These reports attempt to advise interested parties of the risks and factors that may affect our business, financial condition and results of operations and prospects. The forward-looking statements made in this report speak only as of the date hereof and we disclaim any obligation, except as required by law, to provide updates, revisions or amendments to any forward-looking statements to reflect changes in our expectations or future events.

Use of Terms

Except as otherwise indicated by the context and for the purposes of this report only, references in this report to:

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“we,” “us,” “our,” “our company,” or the “Company” are to the combined business of Peekay Boutiques, Inc. (formerly Dico, Inc.) and its consolidated subsidiaries, Christals Acquisition, Peekay Acquisition, Peekay SPA, Peekay, Conrev, Condom Revolution, Charter Smith and the Christals Stores;

•	“Christals Acquisition” are to Christals Acquisition, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Peekay Boutiques, Inc.

•	“Peekay Acquisition” are to Peekay Acquisition, LLC, a Delaware limited liability company and wholly-owned subsidiary of Christals;

•	“Peekay SPA” are to Peekay SPA, LLC, a Delaware limited liability company and the wholly-owned subsidiary of Peekay Acquisition;

•	“Peekay” are to Peekay, Inc., a Washington corporation and wholly-owned subsidiary of Peekay SPA;

•	“Conrev” are to Conrev, Inc., a Washington corporation and wholly-owned subsidiary of Peekay;

•	“Condom Revolution” are to Condom Revolution, Inc., a California corporation and wholly-owned subsidiary of Conrev;

•	“Charter Smith” are to Charter Smith Sanhueza Retail, Inc., a California corporation and wholly-owned subsidiary of Conrev;

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“Christals Stores” are to the following entities which each operate one store: ZJ Gifts F-2, L.L.C, ZJ Gifts F-3, L.L.C, ZJ Gifts F-4, L.L.C, ZJ Gifts F-5, L.L.C, ZJ Gifts F-6, L.L.C, ZJ Gifts I-1, L.L.C, ZJ Gifts M-1, L.L.C, ZJ Gifts M-2, L.L.C, and ZJ Gifts M-3, L.L.C.

•	“SEC” are to the Securities and Exchange Commission;

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•	“Securities Act” re to the Securities Act of 1933, as amended;

•	“U.S. dollars,” “dollars” and “$” are to the legal currency of the United States.

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PART I

ITEM 1. BUSINESS.

Overview.

We are a leading retailer of lingerie, women’s wellness and sexual health products. Our company was founded in 1981 in Auburn, WA by a mother and daughter team with a focus on creating a comfortable and inviting store environment catering to women and couples. We are dedicated to creating both a place and attitude of acceptance and education for our customers. Today, our company is a leader in changing the perception of sexual wellness throughout the United States with 48 locations across 6 states.

Our stores offer a broad selection of lingerie, toys, lubricants and other related accessories. We offer over 5,000 stock keeping units, or SKUs. We strive to create a visually inspiring environment at our stores and employ highly trained, knowledgeable sales staff, which ensures that our customers leave our stores enlightened by new information, great ideas and fun products.

Our mission is to provide a warm and welcoming retail environment for individuals and couples to explore sexual wellness.

Our Corporate History and Background

We were incorporated in the State of Nevada on October 30, 2013 under the name Dico, Inc.

At the close of business on December 31, 2014, we entered into a securities exchange agreement, or the Exchange Agreement, with Christals Acquisition and its members, pursuant to which we acquired 100% of the issued and outstanding equity capital of Christals Acquisition in exchange for 2,524,870 shares of our common stock, par value $0.0001 per share, which constituted 70.5% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Exchange Agreement. In addition, at the closing of the share exchange, Christals paid us $350,000 in cash. This cash was immediately used for the following purposes (i) to pay down all of our outstanding liabilities, (ii) $308,436 of this cash was used as a partial payment toward the redemption of a total of 15,000,000 of our restricted shares from David Lazar, our former Chief Operating Officer and Secretary, pursuant to a redemption agreement that we entered into with Mr. Lazar on December 31, 2014, and (iii) to satisfy aggregate purchase price payable to holders of a total of 1,052,600 shares of our common stock, which shares were transferred to the members of Christals Acquisition as a condition to the closing of the exchange transaction. In addition to receiving the $308,436 payment for the redemption of his 15,000,000 shares of our common stock, we also transferred to Mr. Lazar our remaining inventory of loose diamonds pursuant to a bill of sale and assignment agreement as the balance of the consideration for the redemption of his shares. Immediately following the closing of the exchange transaction and the related transactions described above, the former members of Christals Acquisition and certain equity owners of such members who immediately received distributions of such securities, became the owners of 3,577,470 shares of our common stock, constituting 99.9% of our issued and outstanding common stock as of such closing. For accounting purposes, the exchange transaction with Christals Acquisition was treated as a reverse acquisition, with Christals Acquisition as the acquirer and Peekay Boutiques, Inc. as the acquired party.

As a result of our acquisition of Christals Acquisition, we now own all of the issued and outstanding equity capital of Christals Acquisition, a holding company, which in turn owns all of the equity capital of Peekay Acquisition and its several subsidiaries, which are engaged in the retail sale of lingerie, women’s wellness products and sexual health products.

Christals Acquisition was formed on January 3, 2012 for the purpose of acquiring all of the equity interests in each of the Christals Stores. The Christals Stores were comprised of several limited liability companies that operated as a retailer of women’s wellness and sexual health products. The acquisition of the Christals Stores was consummated on October 9, 2012. Thereafter, on December 31, 2012, Christals Acquisition, through its indirect subsidiary, Peekay SPA, acquired Peekay and ConRev, both of which operated as retailers of women’s wellness and sexual health products. Peekay was incorporated in the state of Washington on November 5, 1982. ConRev was incorporated in the state of Washington on December 29, 2004.

On January 23, 2015, we changed our name to Peekay Boutiques, Inc. to more accurately reflect our new business.

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Our Corporate Structure

All of our business operations are conducted through our several operating subsidiaries. The chart below presents our corporate structure as of the date of this report:

Our principal executive offices are located at 901 West Main Street, Suite A, Auburn, Washington 98001. The telephone number at our principal executive office is 1-800-447-2993.

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Our Industry

We are a specialty retailer at the forefront of the growing mainstream acceptance of sexual wellness products, one of the fastest growing segments of the 1 trillion dollar Health, Wellness and Active Living consumer sector. The rapid growth of this consumer sector is driven by the influence that the aging of the population of baby boomers has on the current consumer market and the increased pursuit across all ages of activities and behaviors that promote longevity and quality of life. Retail in this sector is highly fragmented and sexual health and wellness segment is just coming into focus.

While determining the total annual sales of sexual wellness products in the U.S. is difficult, in 2010 INSEAD valued the total market at $884.65 million. Recent surveys substantiate the strong demand among U.S. consumers for sexual wellness products and predict significant growth into the future.

Two Indiana University studies conducted among nationally representative samples of adult American men and women show that vibrator use during sexual interactions is common, with use being reported by approximately 53 percent of women and 45 percent of men ages 18 to 60. Not only is vibrator use common, but the two studies also show that vibrator use is associated with more positive sexual function and being more proactive in caring for one's sexual health.

Intimate Care Products is another rapidly growing product category under the sexual health and wellness segment. Personal lubricant sales have seen growth as early as 2005, increasing 14.7% over 2004, with more intimate products such as warming massage oils and pre-filled lubricant applicators entering the mainstream.

The increased acceptance of this sector by shoppers of all ages, especially women, has led to retailers serving the Health and Wellness segment to give these items more visible shelf locations. Another important factor in the growing mainstream acceptance of sexual wellness products is the change in attitudes among major publications. National periodicals such as Men’s Health, Rolling Stone, Redbook, Maxim and Cosmopolitan regularly feature articles and accept advertising for vendors such as Trojan, Durex, Liberator and Lelo. Cable television is also beginning to echo the trends of sexual health and wellness in advertising by Trojan, Durex and Adam and Eve and programming like Sex and the City, Two Broke Girls, Two and a Half Men, Dr. Oz, Oprah and regular and repeat exposure in reality-based programming.

Our Competitive Strengths

We believe that the following competitive strengths enable us to compete effectively in and capitalize on the growing lingerie, women’s wellness and sexual health products market.

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Niche dominance. We believe that we are the dominant brand in the lingerie and sexual health and wellness market, recognized for offering the highest quality products in a bright and comfortable store.

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Our unique customer experience. We combine top-of-the-line products, value and convenience with the distinctive environment and experience of a specialty retailer. Our well-trained sales personnel provide customized advice tailored to our customers’ needs to ensure that customers walk out of our stores enlightened with new information, great ideas and fun products. We believe that our customer service strategy, convenient locations and attractive store design combine to create a unique shopping experience.

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Strong vendor relationships across product categories. We have strong, active relationships with over 70 vendors. We believe the scope of these relationships, which have taken years to develop, creates a significant impediment for other retailers to replicate our model. We work closely with our vendors to market both new and existing brands in a collaborative manner.

•	Experienced Management Team. Our management team has over 150 years of combined experience in the retail market.

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Our Growth Strategy

We will strive to be a leading retailer of lingerie, women’s wellness and sexual health products by pursuing the following growth strategies:

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Retail expansion strategy: We expect to grow at a rate of 8-15 stores per year, resulting in 114 stores by the end of 2019. New stores feature new décor aligned with the shopping preference of today’s modern women and couples.

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Online retail expansion: We believe that the creation of a stronger online presence and more targeted focus on e-commerce and omni-channel retail will result in growth opportunities for our business. Increased focus on e-commerce will provide additional brand recognition and awareness for our brick and mortar stores.

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Expansion of SuteraTM private label business: We launched our SuteraTM Toys private label brand in 2012 and we believe that it has been well-received by our customers. We plan to build brand recognition through SuteraTM print and online ads and to feature SuteraTM products in physical and online retail stores.

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Acquisition opportunities: Our market is primarily made up of small, regional players and represents a significant opportunity for expansion of store footprint through both greenfield store development in new markets and targeted acquisitions. Many regional and e-commerce companies exist both domestically and internationally. Acquisitions would allow us to quickly expand our geographic footprint into new and adjacent markets.

Store Design and Operations

Our stores are designed and built to appeal to a mainstream customer base. Exterior signage is designed, constructed and installed by professional signage partners. Signage and logos are visible, well-lit and easy to read. The entrance to our stores typically consists of glass windows featuring high-end lingerie displays coordinated by our corporate visual merchandising department. Every detail of our stores is intended to convey a welcoming, open and friendly shopping environment.

We have engaged an architectural firm to develop a brand new retail store design. The all-female design team has decades of experience in retail store design and execution. The new store layout is designed to flourish in the highest-end shopping centers with its fun, welcoming and open atmosphere. With an energetic color palette and dynamic lighting, the new store design is aligned with the shopping preferences of today’s mainstream women and couples. Our new prototype has currently been rolled out at five locations in California, namely, North Hollywood, San Bernardino, Santa Monica, Palmdale and Northridge. In March 2015, we opened our newest store in Valencia, California.

Merchandise

We employ a six-member merchandising team responsible for negotiating, buying, visual merchandising, planning and analysis. We utilize “trend-right” in-store displays, which are custom-made, feature tables designed to show elegant collections of seasonal merchandise. Our merchandising philosophy is focused on understanding our customers’ needs.

We offer our customers a variety of women’s wellness- and sexual health-related products. Products are designed for women and couples to enhance their sexual satisfaction and meet their broad range of expectations. We offer a variety of quality products ranging from entry-level price points to premium, high-end brands. We have over 5,000 SKUs available ranging from $1 condoms to $265 vibrators. Seasonally, new products represent 20-25% of our overall product assortment. In addition to our broad retail brand portfolio, we also provide SuteraTM private label merchandise. As part of our change in merchandising strategy to a “wellness” focus, we have discontinued our visual category, which constitutes video sales (a lower-margin product not targeted at our key demographic).

During the fiscal year ended December 31, 2014, our breakdown of sales by product category was as follows:

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Sales of personal items constituted approximately 47% of our sales. These items include massagers, vibrators, women’s personal care, men’s personal care and restraints, including brands such as Jimmy Jane, Pipedream, We Vibe and SuteraTM Toys.

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Sales of gift items constituted approximately 37% of our sales. These items include personal lubricants, apothecary, candles, condoms and sensitizers and desensitizers, including brands such as Crazy Girl, Kamasutra, Earthly Body and System Jo.

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Sales of lingerie constituted approximately 16% of our sales. Lingerie includes a broad range of bodystockings, clubwear, costumes, corsets, babydolls, hosiery and panties, including brands such as Dreamgirl, Coquette, Escante and Rene Rofe.

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Marketing and Advertising

We market our retail stores through a variety of channels, including billboards, direct mail, radio, interactive and social media and grassroots events. All new stores are allotted a special marketing budget dedicated to a grand opening event. We have an integrated marketing plan that extends from out-of-store to in-store elements, including posters, signage and displays created by a professional in-house design staff.

Store Locations

We select geographic areas and store sites on the basis of demographic information, the quality and nature of neighboring tenants, store visibility and location accessibility. We seek to locate stores primarily in or near centers with major national brands and regional brands such as Target, Walgreens, TJ Maxx, Sally Beauty Supply, Starbucks and others.

We balance our store expansion between new and existing marketplaces. In our existing marketplaces, we add stores as necessary to provide additional coverage. In new marketplaces, we generally seek to expand in geographically contiguous areas to leverage our experience. We believe that our knowledge of local marketplaces is an important part of our success.

The following table provides a history of our store count during the last two fiscal years:

	Fiscal Year Ended December 31,
	2014	2013
Stores open at beginning of period	44	42
Net store openings during period	3	1
Stores acquired during period	-	1

Stores open at end of period	47	44

On March 23, 2015, the Company opened its newest retail store in Valencia, California.

Competition

Our major competitors for our lingerie, women’s wellness and sexual health products include Adam & Eve, Ann Summers, Pure Romance, Pleasure Chest, Kiss & Tell and Romantix. For our lingerie products, we also compete with traditional department stores such as Macy’s and Nordstrom and specialty stores such as Victoria Secret and Frederick’s of Hollywood. The online businesses of the aforementioned retailers as well as pure play e-commerce business such as Amazon are also competition. Our competitive advantages are the quality and assortment of merchandise and services, our value proposition, the quality of our customers’ shopping experience brought about as the result of our knowledgeable and welcoming sales personnel and the convenience of our stores and website as a one-stop destination for lingerie, women’s wellness and sexual health products.

Customer Service

We strive to complement our extensive merchandise selection and innovative store design with superior customer service. We actively recruit individuals with significant knowledge and experience in the field of women’s wellness and sexual health products. We try to ensure that our customers walk out of our stores enlightened with new information, great ideas and fun products. We seek individuals with retail experience because we believe their general retail knowledge can be leveraged in the women’s wellness and sexual health products industry. We believe that employees’ knowledge of the products and ability to explain the advantages of the products increases sales and that their prompt, knowledgeable service fosters the confidence and loyalty of customers and differentiates our business from other professional retailers of women’s wellness and sexual health products. Our employees are trained to foster a warm and welcoming retail environment for individuals and couples to explore sexual wellness. We believe that this attitude of acceptance and education for consumers sets us apart from our competitors.

We emphasize product knowledge during initial training as well as during ongoing training sessions, with programs intended to provide new associates and managers with significant training. The training programs encompass operational and product training and are designed to increase employee and store productivity. Store employees are also required to participate in training on an ongoing basis to keep up-to-date on products and operational practices.

Most of our stores are staffed with a store manager, assistant store manager and two or three part-time associates. A district manager, who reports directly to the Vice President of Retail, supervises the operations of each store.

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Relationships with Vendors

We employ a variety of vendors with no single vendor representing more than 10% of our total purchases. We maintain close relationships with our domestic and foreign vendors. We believe that our broad store footprint and geographic reach provides us with an ability to form long-standing relationships with suppliers. We source more than 85% of our products directly from U.S. based companies. Our private label brand, SuteraTM , constitutes about 6% of our sales and is sourced from manufacturers in China. We believe that our relatively large industry presence allows us privileged access to premium factories resulting in a reliable and responsive supply chain.

Top 20 Vendors

(#s are in thousands)

Vendor	2014	2013	% of 2014 Purchases
Vendor # 1	$1,050	490	8.1%
Vendor # 2	802	380	6.2%
Vendor # 3	765	705	5.9%
Vendor # 4	747	688	5.8%
Vendor # 5	708	589	5.5%
Vendor # 6	569	300	4.4%
Vendor # 7	559	542	4.3%
Vendor # 8	427	382	3.3%
Vendor # 9	403	135	3.1%
Vendor # 10	398	224	3.1%
Vendor # 11	319	144	2.5%
Vendor # 12	306	173	2.4%
Vendor # 13	306	291	2.4%
Vendor # 14	262	150	2.0%
Vendor # 15	262	328	2.0%
Vendor # 16	236	137	1.8%
Vendor # 17	228	205	1.8%
Vendor # 18	221	217	1.7%
Vendor # 19	214	150	1.6%
Vendor # 20	209	187	1.6%
	$8,993	$6,419	69.3%

Products are purchased from these vendors on an at-will basis or under contracts which can be terminated without cause upon 90 days’ notice or less or expire without express rights of renewal. Such manufacturers could discontinue sales to us at any time or upon short notice. If any of these suppliers discontinued selling or were unable to continue selling to us, there could be a material adverse effect on our business and results of operations.

As is typical in the distribution businesses, relationships with vendors are subject to change from time to time. Changes in our relationships with vendors occur often, and could positively or negatively impact our net sales and operating profits. Please see Item 1A “Risk Factors—Risks Related to our Business—We depend upon manufacturers who may be unable to provide products of adequate quality or who may be unwilling to continue to supply products to us.” However, we believe that we can be successful in mitigating negative effects resulting from unfavorable changes in the relationships between us and our vendors through, among other things, the development of new or expanded vendor relationships.

Management Information Systems

Our management information systems provide order processing, accounting and management information for the marketing, distribution and store operations functions of our business. The ERP functionality is built on the Microsoft Dynamics platform with custom add-ons from certified solutions providers. The information gathered by the ERP supports automatic replenishment of in-store inventory and provides support for product purchase decisions. Please see Item 1A “Risk Factors— Risks Related to our Business—We are subject to risks relating to our information technology systems, and any failure to adequately protect our critical information technology systems could have a material adverse effect on our operations.”

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Trademarks and Other Intellectual Property Rights

Our trademarks, certain of which are material to our business, are registered or legally protected in the U.S. Together with our subsidiaries, we own 10 trademark registrations in the U.S. We also rely upon trade secrets and know-how to develop and maintain our competitive position. We protect intellectual property rights through a variety of methods, including reliance upon trademark, patent and trade secret laws and confidentiality agreements with many vendors, employees, consultants and others who have access to our proprietary information. The duration of our trademark registrations is generally 2 years.

Regulation

We are subject to a wide variety of laws and regulations, which historically have not had a material effect on our business. For example, in the U.S., most of the products sold and the content and methods of advertising and marketing utilized are regulated by a host of federal agencies, including, in each case, one or more of the following: the Food and Drug Administration, or FDA, the Federal Trade Commission, or FTC, and the Consumer Products Safety Commission. Since we are a retailer (and not a manufacturer) of these products, responsibility for compliance generally falls upon the manufacturer. In marketplaces outside of the U.S., regulation is also comprehensive and focused upon product labeling and safety issues.

Employees

As of December 31, 2014, we had a total of 321 employees, 137 of whom are full-time employees. The following table sets forth the number of our full-time employees by function.

Function	Number of Employees
Retail Sales	90
Retail Management & Support	9
Warehousing & Distribution	10
Retail Marketing and E-commerce	10
Merchandising and Inventory Management	5
Accounting, Payroll and Benefits Administration	4
IT Support	3
Loss Prevention	3
Executive Management	2
Maintenance	1
Total	137

None of our employees belong to a union or are a party to any collective bargaining or similar agreement. We consider our relationships with our employees to be good.

ITEM 1A. RISK FACTORS.

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

Our auditor has raised substantial doubt about our ability to continue as a going concern. If we are unable to refinance our existing senior debt or otherwise raise capital, we may be forced to cease operations and liquidate.

Our financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. During 2013 and 2014, we incurred net losses of $2,577,263 and $4,151,367, respectively, largely as a result of interest expense on our outstanding debt of $6.6 million annually, which exceeds the operating profits generated through the operations of its business. Approximately $38.2 million in senior secured debt matures on December 31, 2015, and we do not have the resources necessary to pay this debt as it comes due. Our ability to continue our operations and execute our business plan is dependent on its ability to refinance this debt and/or to raise sufficient capital to pay this debt and other obligations as they come due (or are extended through a refinancing) and to provide sufficient capital to operate our business as contemplated. If we are unable to refinance our existing senior debt or raise equity capital we may have to cease operations and liquidate our assets and the holders of our equity may lose all or a significant portion of the value of their equity.

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The health of the economy in the channels we serve may affect consumer purchases of discretionary items such lingerie, women’s wellness and sexual health products, which could have a material adverse effect on our business, financial condition, profitability and cash flows. In addition, the recent global economic crisis and volatility in global economic conditions and the financial markets may adversely affect our business, financial condition, profitability, and cash flows.

Our results of operations may be materially affected by conditions in the global capital markets and the economy generally, both in the U.S. and internationally. Concerns over inflation, employment, tax laws, energy costs, healthcare costs, geopolitical issues, terrorism, the availability and cost of credit, the mortgage market, sovereign and private banking systems, sovereign deficits and increasing debt burdens and the real estate and other financial markets in the U.S. and Europe have contributed to increased volatility and diminished expectations for the U.S. and certain foreign economies. We appeal to a wide demographic consumer profile and offer an extensive selection of lingerie, women’s wellness and sexual health products sold to retail consumers. Continued uncertainty in the economy could adversely impact consumer purchases of discretionary items across all of our product categories. Factors that could affect consumers’ willingness to make such discretionary purchases include: general business conditions, levels of employment, interest rates, tax rates, the availability of consumer credit and consumer confidence in future economic conditions. In the event of a prolonged economic downturn or acute recession, consumer spending habits could be adversely affected and we could experience lower than expected net sales.

In addition, the recent global economic crisis and volatility and disruption to the capital and credit markets have had a significant, adverse impact on global economic conditions, resulting in recessionary pressures and declines in consumer confidence and economic growth. While these declines have moderated, the level of consumer spending is not where it was prior to the global recession, and economic conditions could lead to further declines in consumer spending in the future. Additionally, there can be no assurance that various governmental activities to stabilize the markets and stimulate the economy will restore consumer confidence or change spending habits. Reduced consumer spending could cause changes in customer order patterns and changes in the level of merchandise purchased by our customers, and may signify a reset of consumer spending habits, all of which may adversely affect our business, financial condition, profitability and cash flows.

Recent economic conditions have also resulted in a tightening of the credit markets, including lending by financial institutions, which is a source of capital for our borrowing and liquidity. This tightening of the credit markets has increased the cost of capital and reduced the availability of credit. Concern about the stability of the markets generally and the strength of counterparties specifically has led many lenders and institutional investors to reduce, and in some cases, cease to provide credit to businesses and consumers. These factors have led to a decrease in spending by businesses and consumers alike, and a corresponding decrease in global infrastructure spending. While global credit and financial markets appear to be recovering from extreme disruptions experienced over the past few years, uncertainty about continuing economic stability remains. It is difficult to predict how long the current economic and capital and credit market conditions will continue, the extent to which they will continue to recover, if at all, and which aspects of our products or business may be adversely affected. Current market and credit conditions could continue to make it more difficult for developers and landlords to obtain the necessary credit to build new retail centers. A significant decrease in new retail center development could limit our future growth opportunities as long as the aforementioned conditions exist.

Additionally, the general deterioration in economic conditions could adversely affect our commercial partners including our product vendors as well as the real estate developers and landlords who we rely on to construct and operate centers in which our stores are located. A bankruptcy or financial failure of a significant vendor or a number of significant real estate developers or shopping center landlords could have a material adverse effect on our business, financial condition, profitability, and cash flows.

We may be unable to compete effectively in our highly competitive markets.

The markets for lingerie, women’s wellness and sexual health products are highly competitive with few barriers to entry even when economic conditions are favorable. We compete against a diverse group of retailers, both small and large, including regional and national department stores, specialty retailers, drug stores, mass merchandisers, Internet businesses, and catalog retailers. We believe the principal bases upon which we compete are the breadth of merchandise, our value proposition, the quality of our customers’ shopping experience and the convenience of our stores as one-stop destinations for lingerie, women’s wellness and sexual health products and services. Many of our competitors are, and many of our potential competitors may be, larger and have greater financial, marketing and other resources and therefore may be able to adapt to changes in customer requirements more quickly, devote greater resources to the marketing and sale of their products, generate greater national brand recognition or adopt more aggressive pricing policies than we can. As a result, we may lose market share, which could have a material adverse effect on our business, financial condition, profitability and cash flows.

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If we are unable to stay abreast of trends in the women’s wellness and sexual health products market and react to changing consumer preferences in a timely manner, our sales will decrease.

We believe our success depends in substantial part on our ability to:

•	create a warm and welcoming retail environment for individuals and couples to explore sexual wellness

•	recognize and define trends in women’s wellness and sexual health products;

•	anticipate, gauge and react to changing consumer demands in a timely manner;

•	translate market trends into appropriate, saleable product and service offerings in our stores in advance of our competitors;

•	source, develop and maintain vendor relationships that provide us access to the newest merchandise on reasonable terms; and

•	distribute merchandise to our stores in an efficient and effective manner and maintain appropriate in-stock levels.

If we are unable to anticipate and fulfill the merchandise needs of the regions in which we operate, our net sales may decrease and we may be forced to increase markdowns of slow-moving merchandise, either of which could have a material adverse effect on our business, financial condition, profitability and cash flows.

If we fail to retain our existing senior management team or attract qualified new personnel, such failure could have a material adverse effect on our business, financial condition, profitability and cash flows.

Our business requires disciplined execution at all levels of our organization. This execution requires an experienced and talented management team. Lisa Berman was appointed as our Chief Executive Officer upon the consummation of the reverse acquisition on December 31, 2014. Bob Patterson was appointed as the Chief Information Officer of Christals Acquisition effective January 2013, was promoted to Chief Operating Officer of Christals Acquisition in October 2014 and became our Chief Operating Officer upon the consummation of the reverse acquisition, and Janet Mathews was appointed Chief Financial Officer of Christals Acquisition effective April 2014 and became our Chief Financial Officer upon the closing of the reverse acquisition. If we were to lose the benefit of the experience, efforts and abilities of key executive personnel, it could have a material adverse effect on our business, financial condition, profitability and cash flows. Furthermore, our ability to manage our retail expansion will require us to continue to train, motivate and manage our associates. We will need to attract, motivate and retain additional qualified executive, managerial and merchandising personnel and store associates. Competition for this type of personnel is intense, and we may not be successful in attracting, assimilating and retaining the personnel required to grow and operate our business profitably.

Our comparable store sales and quarterly financial performance may fluctuate for a variety of reasons, which could result in a decline in the price of our common stock.

Our comparable store sales and quarterly results of operations have fluctuated in the past, and we expect them to continue to fluctuate in the future. A variety of factors affect our comparable store sales and quarterly financial performance, including:

•	general U.S. economic conditions and, in particular, the retail sales environment;

•	changes in our merchandising strategy or mix;

•	performance of our new and remodeled stores;

•	the effectiveness of our inventory management;

•	timing and concentration of new store openings, including additional human resource requirements and related pre-opening and other start-up costs;

•	cannibalization of existing store sales by new store openings;

•	levels of pre-opening expenses associated with new stores;

•	timing and effectiveness of our marketing activities;

•	seasonal fluctuations due to weather conditions; and

•	actions by our existing or new competitors.

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Accordingly, our results for any one fiscal quarter are not necessarily indicative of the results to be expected for any other quarter, and comparable store sales for any particular future period may decrease. In that event, the price of our common stock would likely decline. For more information on our quarterly results of operations, see Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We may not be able to sustain our growth plans and successfully develop and implement our long-range strategic and financial plan, which could have a material adverse effect on our business, financial condition, profitability and cash flows. In addition, we intend to continue to open new stores, which could strain our resources and have a material adverse effect on our business, financial condition, profitability and cash flows.

Our continued and future growth largely depends on our ability to implement our long-range strategic and financial plan and successfully open and operate new stores on a profitable basis. Our senior management is currently evaluating our long-range strategic and financial plan to align and prioritize our growth strategies, as well as additional investments that will be needed to support continued and future growth. There can be no assurance that we will be successful in implementing our growth plan or long-range strategic initiatives, and our failure to do so could have a material adverse impact on our business, financial condition, profitability and cash flows. During fiscal 2013, we opened 2 new stores and in fiscal 2014, we have opened 6 new stores with a seventh store under construction. We intend to continue to grow our number of stores for the foreseeable future, and believe we have the long-term potential to grow our store base from 47 stores to approximately 115 stores in the United States by December 2019. During fiscal 2014, the average investment required to open a typical new store was approximately $250,000. Our continued expansion places increased demands on our financial, managerial, operational, supply-chain and administrative resources. For example, our planned expansion will require us to increase the number of people we employ as well as to monitor and upgrade our management information and other systems and our distribution infrastructure. These increased demands and operating complexities could cause us to operate our business less efficiently and could have a material adverse effect on our business, financial condition, profitability and cash flows.

Any material disruption of our information systems could negatively impact financial results and materially adversely affect our business operations, particularly during the holiday season.

We are increasingly dependent on a variety of information systems to effectively manage the operations of our growing store base and fulfill customer orders from our e-commerce business. Our current systems solution will not scale far beyond 80 stores. Management has identified a need to replace our ERP solution to support long-term growth. This implementation is anticipated as a 2017 capital project. The failure of our information systems to perform as designed could have an adverse effect on our business and results of our operations. Any material disruption of our systems could disrupt our ability to track record and analyze the merchandise that we sell and could negatively impact our operations, shipment of goods, ability to process financial information and credit card transactions, and our ability to receive and process e-commerce orders or engage in normal business activities. Moreover, security breaches or leaks of proprietary information, including leaks of customers’ private data, could result in liability, decrease customer confidence in our company, and weaken our ability to compete in the marketplace, which could have a material adverse effect on our business, financial condition, profitability and cash flows.

Our e-commerce operations are increasingly important to our business and are an area that we believe can grow significantly in the future. The Lovers website serves as an effective extension of our marketing and prospecting strategies by exposing potential new customers to our brand, product offerings, and enhanced content. As the importance of our website and e-commerce operations to our business grows, we are increasingly vulnerable to website downtime and other technical failures. Our failure to successfully respond to these risks could reduce e-commerce sales and damage our brand’s reputation.

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We are subject to risks relating to our information technology systems, and any failure to adequately protect our critical information technology systems could have a material adverse effect on our operations.

We rely on information technology systems across our operations, including for management, supply chain and financial information and various other processes and transactions. Our ability to effectively manage our business depends on the security, reliability and capacity of these systems. Information technology system failures, network disruptions or breaches of security could disrupt our operations, causing delays or cancellation of customer orders or impeding the manufacture or shipment of products, processing of transactions or reporting of financial results. An attack or other problem with our systems could also result in the disclosure of proprietary information about our business or confidential information concerning our customers or employees, which could result in significant damage to our business and our reputation.

Cyber security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we collect and store sensitive data, including our proprietary business information and that of our customers, suppliers and business partners, and personally identifiable information of our customers and employees, in our data centers and on our networks. The secure processing, maintenance and transmission of this information is critical to our operations. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, disrupt our operations, damage our reputation, and cause a loss of confidence in our business, products and services, which could adversely affect our business, financial condition, profitability and cash flows. We employ IT security and security-related products and services to proactively monitor our systems and networks. We maintain continual vigilance in regard to the protection of sensitive information and we believe that we are in compliance with all applicable data protection laws and regulations.

Unauthorized disclosure of confidential customer, associate or company information could damage our reputation, expose us to litigation and negatively impact our business.

We collect, process and retain sensitive and confidential customer and associate information as part of our normal course of business. We rely on commercially available systems, software, tools and monitoring to provide security for processing, transmission and storage of confidential information. Despite the security measures we have in place, our systems and those of our third party service providers, may be vulnerable to security breaches, acts of vandalism, computer viruses, misplaced or lost data, human errors, or other similar events. Any security breach of customer, associate or company confidential information could result in damage to our reputation and result in lost sales, litigation, fines, or additional investments to fix or replace the systems that were breached. Any of these events could have a material adverse effect on our business, financial condition, profitability and cash flows.

Our e-commerce business may be unsuccessful.

We offer many of our women’s wellness and sexual health products for sale through our website and we expect to expand and further promote these offerings in the future. As a result, we encounter risks and difficulties frequently experienced by internet-based businesses, including risks related to our ability to attract and retain customers on a cost-effective basis and our ability to operate, support, expand and develop our internet operations, website and software and other related operational systems. Although we believe that our participation in both e-commerce and physical store sales is a distinct advantage for us due to synergies and the potential for new customers, supporting product offerings through both of these channels could create issues that have the potential to adversely affect our results of operations. For example, if our e-commerce business successfully grows, it may do so in part by attracting existing customers, rather than new customers, who choose to purchase products from us online rather than from our physical stores, thereby reducing the financial performance of our stores. In addition, offering different products through each channel could cause conflicts and cause some of our current or potential internet customers to consider competing distributors of women’s wellness and sexual health products. In addition, offering products through our internet channel could cause some of our current or potential vendors to consider competing internet offerings of their products either on their own or through competing distributors. As we continue to grow our e-commerce business, the impact of attracting existing rather than new customers, of conflicts between product offerings online and through our stores, and of opening up our channels to increased internet competition could have a material adverse impact on our business, financial condition, profitability and cash flows, including future growth.

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A reduction in traffic to, or the closing of, the other destination retailers in the shopping areas where our stores are located could significantly reduce our sales and leave us with unsold inventory, which could have a material adverse effect on our business, financial condition, profitability and cash flows.

As a result of our real estate strategy, most of our stores are located in off-mall shopping areas known as strip centers and power centers. Power centers typically contain three to five big-box anchor stores along with a variety of smaller specialty tenants and a strip center has two to six retail co-tenants. As a consequence of most of our stores being located in such shopping areas, our sales are derived, in part, from the volume of traffic generated by the other destination retailers and the anchor stores in the retail areas and power centers where our stores are located. Customer traffic to these shopping areas may be adversely affected by the closing of destination retailers or anchor stores, or by a reduction in traffic to such stores resulting from a regional or global economic downturn, a general downturn in the local area where our store is located, or a decline in the desirability of the shopping environment of a particular retail area. Such a reduction in customer traffic would reduce our sales and leave us with excess inventory, which could have a material adverse effect on our business, financial condition and results of operations. We may respond by increasing markdowns or initiating marketing promotions to reduce excess inventory, which would further decrease our gross profits and net income. This risk is more pronounced during the recent economic downturn that has resulted in a number of national retailers filing for bankruptcy or closing stores due to depressed consumer spending levels.

We depend upon manufacturers who may be unable to provide products of adequate quality or who may be unwilling to continue to supply products to us.

We do not manufacture any products we sell, and instead purchase our products from manufacturers and private label fillers. Since we purchase products from many manufacturers and fillers under at-will contracts and contracts which can be terminated without cause upon 90 days’ notice or less, or which expire without express rights of renewal, manufacturers and fillers could discontinue sales to us immediately or upon short notice. In lieu of termination, a manufacturer may also change the terms upon which it sells, for example, by raising prices or broadening distribution to third parties. For these and other reasons, we may not be able to acquire desired merchandise in sufficient quantities or on acceptable terms in the future.

Although we plan to mitigate the negative effects resulting from potential unfavorable changes in our relationships with suppliers, there can be no assurance that our efforts will partially or completely offset the loss of these distribution rights. Any significant interruption in the supply of products by manufacturers and fillers could disrupt our ability to deliver merchandise to our stores and customers in a timely manner, which could have a material adverse effect on our business, financial condition and results of operations.

Manufacturers and label fillers are subject to certain risks that could adversely impact their ability to provide us with their products on a timely basis, including inability to procure ingredients, industrial accidents, environmental events, strikes and other labor disputes, union organizing activity, disruptions in logistics or information systems, loss or impairment of key manufacturing sites, product quality control, safety, and licensing requirements and other regulatory issues, as well as natural disasters and other external factors over which neither they nor we have control. In addition, our operating results depend to some extent on the orderly operation of our receiving and distribution processes, which depend on manufacturers' adherence to shipping schedules and our effective management of our distribution facilities and capacity.

If a material interruption of supply occurs, or a significant manufacturer or filler ceases to supply us or materially decreases its supply to us, we may not be able to acquire products with similar quality as the products we currently sell or to acquire such products in sufficient quantities to meet our customers' demands or on favorable terms to our business, any of which could adversely impact our business, financial condition and results of operations.

If products sold by us are found to be defective in labeling or content, our credibility and that of the brands we sell may be harmed, marketplace acceptance of our products may decrease, and we may be exposed to liability in excess of our products liability insurance coverage and manufacturer indemnities.

We do not control the production process for the products we sell. We may not be able to identify a defect in a product we purchase from a manufacturer or label filler before we offer such product for resale. In many cases, we rely on representations of manufacturers and fillers about the products we purchase for resale regarding the composition, manufacture and safety of the products, as well as the compliance of our product labels with government regulations. Our sale of certain products exposes us to potential product liability claims, recalls or other regulatory or enforcement actions initiated by federal, state or foreign regulatory authorities or through private causes of action. Such claims, recalls or actions could be based on allegations that, among other things, the products sold by us are misbranded, contain contaminants or impermissible ingredients, provide inadequate instructions regarding their use or misuse, or include inadequate warnings concerning flammability or interactions with other substances. Claims against us could also arise as a result of the misuse by purchasers of such products or as a result of their use in a manner different than the intended use. We may be required to pay for losses or injuries actually or allegedly caused by the products we sell and to recall any product we sell that is alleged to be or is found to be defective.

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Any actual defects or allegations of defects in products sold by us could result in adverse publicity and harm our credibility or the credibility of the manufacturer, which could adversely affect our business, financial condition and results of operations. Although we may have indemnification rights against the manufacturers of many of the products we distribute and rights as an "additional insured" under the manufacturers' insurance policies, it is not certain that any manufacturer or insurer will be financially solvent and capable of making payment to any party suffering loss or injury caused by products sold by us. Further, some types of actions and penalties, including many actions or penalties imposed by governmental agencies and punitive damages awards, may not be remediable through reliance on indemnity agreements or insurance. Furthermore, potential product liability claims may exceed the amount of indemnity or insurance coverage or be excluded under the terms of an indemnity agreement or insurance policy and claims for indemnity or reimbursement by us may require us to expend significant resources and may take years to resolve. If we are forced to expend significant resources and time to resolve such claims or to pay material amounts to satisfy such claims, it could have an adverse effect on our business, financial condition and results of operations.

We rely on our good relationships with vendors to supply women’s wellness and sexual health products on reasonable terms. If these relationships were to be impaired, or if certain vendors were to change their distribution model or are unable to supply sufficient merchandise to keep pace with our growth plans, we may not be able to obtain a sufficient selection or volume of merchandise on reasonable terms, and we may not be able to respond promptly to changing trends in beauty products, either of which could have a material adverse effect on our competitive position, business, financial condition, profitability and cash flows.

We have no long-term supply agreements or exclusive arrangements with vendors and, therefore, our success depends on maintaining good relationships with our vendors. Our business depends to a significant extent on the willingness and ability of our vendors to supply us with a sufficient selection and volume of products to stock our stores. Some of our vendors may not have the capacity to supply us with sufficient merchandise to keep pace with our growth plans. If we fail to maintain strong relationships with our existing vendors, or fail to continue acquiring and strengthening relationships with additional vendors of women’s wellness and sexual health products, our ability to obtain a sufficient amount and variety of merchandise on reasonable terms may be limited, which could have a negative impact on our competitive position.

During fiscal 2014 and 2013, merchandise supplied to us by our top ten vendors accounted for approximately 44% and 42% of our net sales, respectively. There continues to be vendor consolidation within the women’s wellness and sexual health products industry. The loss of or a reduction in the amount of merchandise made available to us by any one of these key vendors, or by any of our other vendors, could have an adverse effect on our business, financial condition, profitability and cash flows.

If we are unable to protect our intellectual property rights, our brand and reputation could be harmed, which could have a material adverse effect on our business, financial condition, profitability and cash flows.

We regard our trademarks, trade dress, copyrights, trade secrets, know-how and similar intellectual property as critical to our success. Our principal intellectual property rights include registered and common law trademarks on our names “Peekay,” “Christals,” “Conrev,” “Condom Revolution,” “Touch of Romance,” “Lovers,” ”Lovers Package,” “Sutera,” and other marks incorporating these names, copyrights in our website content, rights to our domain name www.loverspackage.com and trade secrets and know-how with respect to our branded product formulations, product sourcing, sales and marketing and other aspects of our business. As such, we rely on trademark and copyright law, trade secret protection and confidentiality agreements with certain of our employees, consultants, suppliers and others to protect our proprietary rights. If we are unable to protect or preserve the value of our trademarks, copyrights, trade secrets or other proprietary rights for any reason, or if other parties infringe on our intellectual property rights, our brand and reputation could be impaired and we could lose customers.

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We, as well as our vendors, are subject to laws and regulations that could require us to modify our current business practices and incur increased costs, which could have a material adverse effect on our business, financial condition, profitability and cash flows.

In the U.S. markets, numerous laws and regulations at the federal, state and local levels can affect our business. Legal requirements are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations. If we fail to comply with any present or future laws or regulations, we could be subject to future liabilities, a prohibition on the operation of our stores or a prohibition on the sale of our products. In particular, failure to adequately comply with the following legal requirements could have a material adverse effect on our business, financial condition, profitability and cash flows:

In March 2010, comprehensive healthcare reform legislation under the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act (collectively, the “Acts”) was passed and signed into law. This healthcare reform legislation significantly expands healthcare coverage to many uninsured individuals and to those already insured. Due to the breadth and complexity of the healthcare reform legislation and the staggered implementation and uncertain timing of the regulations and lack of interpretive guidance, it is difficult to predict the overall impact of the healthcare reform legislation on our business over the coming years. Possible adverse effects include increased costs, exposure to expanded liability and requirements for us to revise the ways in which we conduct business. For example, the Patient Protection and Affordable Care Act has imposed new mandates on employers, including a requirement effective January 1, 2014 (which has been extended in certain respects to January 1, 2016 for employers with 50 to 99 full-time employees or to January 1, 2015 for employers with 100 or more full-time employees under U.S. Treasury Department and Internal Revenue Service regulations) to provide “creditable” health insurance to employees or pay a financial penalty. Given our current health plan design, and assuming the law is implemented without significant changes, these mandates could materially increase our costs. Moreover, if we choose to opt out of offering health insurance to our employees, we may become less attractive as an employer and it may be harder for us to compete for qualified employees. Additionally, because significant provisions of the Acts will become effective on various dates over the next several years, future changes could significantly impact any effects on our business that we previously anticipated.

Our expanding workforce, growing in pace with our number of stores, makes us vulnerable to changes in labor and employment laws. In addition, changes in federal and state minimum wage laws and other laws relating to employee benefits could cause us to incur additional wage and benefits costs, which could hurt our profitability and affect our growth strategy.

As we grow the number of our stores in new cities and states, we are subject to local building codes in an increasing number of local jurisdictions. Our failure to comply with local building codes, and the failure of our landlords to obtain certificates of occupancy in a timely manner, could cause delays in our new store openings, which could increase our store opening costs, cause us to incur lost sales and profits, and damage our public reputation.

Ensuring compliance with local zoning and real estate land use restrictions across numerous jurisdictions is increasingly challenging as we grow the number of our stores in new cities and states. Our store leases generally require us to provide a certificate of occupancy with respect to the interior buildout of our stores (landlords generally provide the certificate of occupancy with respect to the shell of the store and the larger shopping area and common areas), and while we strive to remain in compliance with local building codes relating to the interior buildout of our stores, the constantly increasing number of local jurisdictions in which we operate makes it increasingly difficult to stay abreast of changes in, and requirements of, local building codes and local building and fire inspectors’ interpretations of such building codes. Moreover, our landlords may be unable, due to the requirements of local zoning laws, to obtain in a timely manner a certificate of occupancy with respect to the shell of our stores and/or the larger shopping centers and/or common areas (which certificate of occupancy is required by local building codes for us to open our store), which would cause us in some instances to delay store openings. As the number of local building codes and local building and fire inspectors to which we and our landlords are subject to increases, we may be increasingly vulnerable to increased construction costs and delays in store openings caused by our or our landlords’ compliance with local building codes and local building and fire inspectors’ interpretations of such building codes, which increased construction costs and/or delays in store openings could increase our store opening costs, cause us to incur lost sales and profits, and damage our public reputation and could have a material adverse effect on our business, financial condition, profitability and cash flows.

Increases in the demand for, or the price of, raw materials used to build and remodel our stores could hurt our profitability.

The raw materials used to build and remodel our stores are subject to availability constraints and price volatility caused by weather, supply conditions, government regulations, general economic conditions and other unpredictable factors. As a retailer engaged in an active building and remodeling program, we are particularly vulnerable to increases in construction and remodeling costs. As a result, increases in the demand for, or the price of, raw materials could have a material adverse effect on our business, financial condition, profitability and cash flows. We expect the net investment to open a new store in 2015 to increase due to increases in material and labor costs resulting from a stronger commercial and residential building environment compared to the last several years.

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Our substantial indebtedness could adversely affect our financial condition.

We have a significant amount of indebtedness. As of December 31, 2014, our total debt was approximately $51 million.

Subject to the limits contained in our existing debt instruments, we may be able to incur substantial additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. Due to the capital intensive nature of our business and our growth strategy, we expect that we will incur additional indebtedness in the future. If we do so, the risks related to our high level of debt could intensify. Specifically, our high level of debt could adversely affect our financial condition by, for example:

•	making it more difficult for us to satisfy our obligations with respect to our existing debt;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements;

•

requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	exposing us to the risk of increased interest rates as certain of our borrowings may be at variable rates of interest in the future;

•	limiting our flexibility in planning for and reacting to changes in the industry in which we compete;

•	placing us at a disadvantage compared to other, less leveraged competitors; and

•	increasing our cost of borrowing.

We may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or refinance our debt obligations, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness, including the notes. We may not be able to affect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations.

The terms of our existing debt contains certain restrictive covenants that could limit our operational flexibility, including our ability to open stores.

We have over $51 million total indebtedness, of which over $38 million is under a credit facility that has a term expiring on December 27, 2015. Substantially all of our assets are pledged as collateral for outstanding borrowings under this credit facility. Outstanding borrowings under this facility and other unsecured notes bear interest at rates ranging from 9% to 15%. The credit facility agreement contains usual and customary restrictive covenants relating to our management and the operation of our business, including leverage and minimum cash covenants. Additional covenants limit our ability to grant liens on our assets, incur additional indebtedness, pay cash dividends and redeem our stock, enter into transactions with affiliates and merge or consolidate with another entity. These covenants could restrict our operational flexibility and any failure to comply with these covenants or our payment obligations would limit our ability to borrow under the credit facility and, in certain circumstances, may allow the lenders thereunder to require repayment.

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We needed to obtain waivers from our secured lenders of our leverage ratio and minimum liquidity covenants and will likely require additional waivers of covenants in the future. If our secured lenders do not provide such waivers and if we are unable to refinance our secured debt on terms favorable to us, we could default on such debt, which would have potentially material adverse consequences.

During the year ended December 31, 2014, the Company obtained three covenant waivers through Amendments to the Financing Agreements dated March 31, 2014, September 30, 2014 and December 31, 2014, which cover covenant requirements through April 30, 2015. The Company agreed to pay waiver fees totaling $955,398. A total of $191,080 in fees was paid in cash during 2014; $573,239 and $95,540 was paid in cash to the lenders on February 20, 2015 and March 31, 2015, respectively. The remaining $95,540 is due at loan maturity. The Company expects it will need additional covenant waivers in future periods. There can be no assurance that the Company will be able to obtain these or other waivers, or that the Company will continue to be in compliance with the terms and conditions of its debt agreements.

There can be no assurance that we will be able to obtain additional waivers, or that we will continue to be in compliance with the terms and conditions of the agreements with our secured and other lenders. If we fail to obtain waivers or default on our secured debt, then our lenders may be able to accelerate such debt or take other action against us, which would have material adverse consequences on our financial condition and our ability to continue to operate.

We may need to raise additional funds to pursue our growth strategy, and we may be unable to raise capital when needed, which could have a material adverse effect on our business, financial condition, profitability and cash flows.

From time to time we may seek additional equity or debt financing to provide for capital expenditures and working capital consistent with our growth strategy. In addition, if general economic, financial or political conditions in our markets change, or if other circumstances arise that have a material effect on our cash flow, the anticipated cash needs of our business as well as our belief as to the adequacy of our available sources of capital could change significantly. Any of these events or circumstances could result in significant additional funding needs, requiring us to raise additional capital to meet those needs. If financing is not available on satisfactory terms or at all, we may be unable to execute our growth strategy as planned and our results of operations may suffer.

We may acquire entities with significant leverage, increasing the entity’s exposure to adverse economic factors.

Our future acquisitions could include entities whose capital structures may have significant leverage. Although we will seek to use leverage in a manner we believe is prudent, any leveraged capital structure of such investments will increase the exposure of the acquired entity to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the relevant entity or their industries. If an entity cannot generate adequate cash flow to meet its debt obligations, we may suffer a partial or total loss of capital invested in such entity. To the extent there is not ample availability of financing for leveraged transactions (e.g., due to adverse changes in economic or financial market conditions or a decreased appetite for risk by lenders); our ability to consummate certain transactions could be impaired.

We may not be able to successfully identify acquisition candidates or successfully complete desirable acquisitions.

In the past several years, we have completed multiple acquisitions and we intend to pursue additional acquisitions in the future. We actively review acquisition prospects, which would complement our existing lines of business, increase the size and geographic scope of our operations or otherwise offer growth and operating efficiency opportunities. There can be no assurance that we will continue to identify suitable acquisition candidates.

If suitable candidates are identified, sufficient funds may not be available to make such acquisitions. We compete against many other companies, some of which are larger and have greater financial and other resources than we do. Increased competition for acquisition candidates could result in fewer acquisition opportunities and higher acquisition prices. In addition, we are highly leveraged and the agreements governing our indebtedness contain limits on our ability to incur additional debt to pay for acquisitions. Additionally, the amount of equity that we can issue to make acquisitions or raise additional capital is severely limited. We may be unable to finance acquisitions that would increase our growth or improve our financial and competitive position. To the extent that debt financing is available to finance acquisitions, our net indebtedness could increase as a result of any acquisitions.

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If we acquire any businesses in the future, they could prove difficult to integrate, disrupt our business or have an adverse effect on our results of operations.

Any acquisitions that we do make may be difficult to integrate profitably into our business and may entail numerous risks, including:

•	difficulties in assimilating acquired operations, stores or products, including the loss of key employees from acquired businesses;

•	difficulties and costs associated with integrating and evaluating the distribution or information systems and/or internal control systems of acquired businesses;

•	difficulties in competing with existing stores or business or diverting sales from existing stores or business;

•	expenses associated with the amortization of identifiable intangible assets;

•	problems retaining key technical, operational and administrative personnel;

•	diversion of management's attention from our core business, including loss of management focus on marketplace developments;

•	adverse effects on existing business relationships with suppliers and customers, including the potential loss of suppliers of the acquired businesses;

•	operating inefficiencies and negative impact on profitability;

•	entering geographic areas or channels in which we have limited or no prior experience; and

•	those related to general economic and political conditions, including legal and other barriers to cross-border investment in general, or by U.S. companies in particular.

In addition, during the acquisition process, we may fail or be unable to discover some of the liabilities of businesses that we acquire. These liabilities may result from a prior owner's noncompliance with applicable laws and regulations. Acquired businesses may also not perform as we expect or we may not be able to obtain the expected financial improvements in the acquired businesses.

If we are unable to profitably open and operate new stores, our business, financial condition and results of operations may be adversely affected.

Our future growth strategy depends in part on our ability to open and profitably operate new stores in existing and additional geographic areas. In the U.S., the capital requirements to open a new store, excluding inventory, average approximately $250,000. We may not be able to open all of the new stores we plan to open and any new stores we open may not be profitable, either of which could have a material adverse impact on our financial condition or results of operations. There are several factors that could affect our ability to open and profitably operate new stores, including:

•	the inability to identify and acquire suitable sites or to negotiate acceptable leases for such sites;

•	proximity to existing stores that may reduce the new store's sales or the sales of existing stores;

•	difficulties in adapting our distribution and other operational and management systems to an expanded network of stores;

•	the level of sales made through our internet channels and the potential that sales through our internet channels will divert sales from our stores;

•	the potential inability to obtain adequate financing to fund expansion because of our high leverage and limitations on our ability to issue equity under our credit agreements, among other things;

•	difficulties in obtaining any governmental and third-party consents, permits and licenses;

•	limitations on capital expenditures which may be included in financing documents that we enter into; and

•	difficulties in adapting existing operational and management systems to the requirements of national or regional laws and local ordinances.

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In addition, as we continue to open new stores, our management, as well as our financial, distribution and information systems, and other resources will be subject to greater demands. If our personnel and systems are unable to successfully manage this increased burden, our results of operations may be materially affected.

We have identified material weaknesses in our internal control over financial reporting. If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately report our financial results and prevent fraud. As a result, current and potential stockholders could lose confidence in our financial statements, which would harm the trading price of our common stock.

Companies that file reports with the SEC, including us, are subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or SOX 404. SOX 404 requires management to establish and maintain a system of internal control over financial reporting and annual reports on Form 10-K filed under the Exchange Act to contain a report from management assessing the effectiveness of a company’s internal control over financial reporting. Separately, under SOX 404, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, public companies that are large accelerated filers or accelerated filers must include in their annual reports on Form 10-K an attestation report of their regular auditors attesting to and reporting on management’s assessment of internal control over financial reporting. Non-accelerated filers and smaller reporting companies are not required to include an attestation report of their auditors in annual reports.

A report of our management is included under Item 9A “Controls and Procedures” of this report. We are a smaller reporting company and, consequently, are not required to include an attestation report of our auditor in this annual report. However, if and when we become subject to the auditor attestation requirements under SOX 404, we can provide no assurance that we will receive a positive attestation from our independent auditors.

During its evaluation of the effectiveness of internal control over financial reporting as of December 31, 2014, management identified material weaknesses. We are undertaking remedial measures, which measures will take time to implement and test, to address this material weakness. There can be no assurance that such measures will be sufficient to remedy the material weakness identified or that additional material weaknesses or other control or significant deficiencies will not be identified in the future. If we continue to experience material weaknesses in our internal controls or fail to maintain or implement required new or improved controls, such circumstances could cause us to fail to meet our periodic reporting obligations or result in material misstatements in our financial statements, or adversely affect the results of periodic management evaluations and, if required, annual auditor attestation reports. Each of the foregoing results could cause investors to lose confidence in our reported financial information and lead to a decline in our stock price. See Item 9A “Controls and Procedures” for more information.

Use of social media may adversely impact our reputation or subject us to fines or other penalties.

There has been a substantial increase in the use of social media platforms, including blogs, social media websites, and other forms of internet-based communications, which allow individuals access to a broad audience of consumers and other interested persons. Negative commentary regarding us or the products we sell may be posted on social media platforms and similar devices at any time and may be adverse to our reputation or business. Customers value readily available information and often act on such information without further investigation and without regard to its accuracy. The harm may be immediate without affording us an opportunity for redress or correction.

We also use social media platforms as marketing tools. For example, we maintain Facebook, Twitter, Google+, Instagram and Pinterest accounts. As laws and regulations rapidly evolve to govern the use of these platforms and devices, the failure by us, our employees or third parties acting at our direction to abide by applicable laws and regulations in the use of these platforms and devices could adversely impact our business, financial condition, profitability and cash flows, or subject us to fines or other penalties.

Litigation costs and the outcome of litigation could have a material adverse effect on our business and any loss contingency accruals may not be adequate to cover actual losses.

From time to time we may be subject to litigation claims through the ordinary course of our business operations regarding, but not limited to, employment matters, security of consumer and employee personal information, contractual relations with suppliers, marketing and infringement of trademarks and other intellectual property rights. Litigation to defend ourselves against claims by third parties, or to enforce any rights that we may have against third parties, may be necessary, which could result in substantial costs and diversion of our resources, causing a material adverse effect on our business, financial condition, profitability and cash flows. We establish accruals for potential liability arising from legal proceedings when potential liability is probable and the amount of the loss can be reasonably estimated based on currently available information. We may still incur legal costs for a matter even if we have not accrued a liability. In addition, actual losses may be higher than the amount accrued for a certain matter, or in the aggregate. An unfavorable resolution of a legal proceeding or claim could materially adversely impact our business, financial condition, profitability and cash flows.

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Management does not believe the nature of any pending legal proceeding will have a material adverse effect on our business, financial condition, profitability and cash flows. However, management’s assessment may change at any time based upon the discovery of facts or circumstances that are presently not known to us. Therefore, there can be no assurance that any pending or future litigation will not have a material adverse effect on our business, financial condition, profitability and cash flows.

We are a holding company with no operations of our own, and we depend on our subsidiaries for cash.

We are a holding company and do not have any material assets or operations other than ownership of equity interests of our subsidiaries. Our operations are conducted almost entirely through our subsidiaries, and our ability to generate cash to meet our obligations or to pay dividends is highly dependent on the earnings of, and receipt of funds from, our subsidiaries through dividends or intercompany loans. The ability of our subsidiaries to generate sufficient cash flow from operations to allow us and them to make scheduled payments on our obligations will depend on their future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control. We cannot assure you that the cash flow and earnings of our operating subsidiaries will be adequate for our subsidiaries to service their debt obligations. If our subsidiaries do not generate sufficient cash flow from operations to satisfy corporate obligations, we may have to: undertake alternative financing plans (such as refinancing), restructure debt, sell assets, reduce or delay capital investments, or seek to raise additional capital. We cannot assure you that any such alternative refinancing would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of proceeds realized from those sales, that additional financing could be obtained on acceptable terms, if at all, or that additional financing would be permitted under the terms of our various debt instruments then in effect. Our inability to generate sufficient cash flow to satisfy our obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition and results of operations.

Furthermore, we and our subsidiaries may incur substantial additional indebtedness in the future that may severely restrict or prohibit our subsidiaries from making distributions, paying dividends or making loans to us.

RISKS RELATED TO THE MARKET FOR OUR STOCK

The market price for our common stock may be volatile, and an investor may not be able to sell our stock at a favorable price or at all.

The market price of our common stock is likely to fluctuate significantly from time to time in response to factors including:

•	differences between our actual financial and operating results and those expected by investors;

•	fluctuations in quarterly operating results;

•	our performance during peak retail seasons such as the holiday season;

•	market conditions in our industry and the economy as a whole;

•	changes in the estimates of our operating performance or changes in recommendations by any research analysts that follow our stock or any failure to meet the estimates made by research analysts;

•	investors’ perceptions of our prospects and the prospects of the women’s wellness and sexual health products market;

•	the performance of our key vendors;

•	announcements by us, our vendors or our competitors of significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;

•	introductions of new products or new pricing policies by us or by our competitors;

•	stock transactions by our principal stockholders;

•	recruitment or departure of key personnel; and

•	the level and quality of securities research analyst coverage for our common stock.

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In addition, public announcements by our competitors, other retailers and vendors concerning, among other things, their performance, strategy, or accounting practices could cause the market price of our common stock to decline regardless of our actual operating performance.

Our common stock is quoted on the OTC Bulletin Board, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC Bulletin Board. The OTC Bulletin Board market is a significantly more limited market than the New York Stock Exchange or NASDAQ. The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. We plan to list our common stock as soon as practicable. However, we cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing.

Our stock is subject to restrictions on transfer and other covenants contained in a stockholders rights agreement. These restrictions and covenants may negatively affect the value of our stock and limit liquidity.

On December 31, 2014, our company, Christals Acquisition and the members of Christals Acquisition, entered into the Exchange Agreement. The parties to the Exchange Agreement agreed to abide by the terms and provisions set forth in Annex C to such agreement. Annex C is a stockholders rights agreement that grants to certain former members of Christals Acquisition, who are now stockholders of our company, substantially the same investor rights that such former members had as members of Christals Acquisition. These rights include, among others, the right to appoint an observer, the right to appoint a member to the board of directors of our company, tag-along rights, drag along rights, rights of first offer, preemptive rights and registration rights. These rights will terminate when and if we consummate an equity or equity-linked financing transaction in which we raise at least $10 million. While these rights remain in effect, it will be very difficult for our stockholders to transfer their stock and the value of our stock may decline as a result of the restrictive covenants contained in the stockholders rights agreement.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

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We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

Provisions in our charter documents and under Nevada law could discourage a takeover that stockholders may consider favorable.

Provisions in our articles of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our board of directors has the right to determine the authorized number of directors and to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to control the size of or fill vacancies on our board of directors.

ITEM 1B. UNRESOLVED STAFF COMMENTS.

Not applicable.

ITEM 2. PROPERTIES.

All of our retail stores and our corporate offices are leased or subleased. Our retail stores are predominantly located in convenient, high-traffic, locations such as strip centers and power centers. Our typical store is approximately 3,500 square feet. Most of our retail store leases provide for a fixed minimum annual rent and generally have a five-year initial term with options for two or three extension periods of five or three years each, exercisable at our option. As of December 31, 2014, we operated 47 retail stores in 6 states, as shown in the table below:

State	Number of Stores
Washington	20
California	16
Texas	5
Tennessee	3
Oregon	2
Iowa	1
Total:	47

Our principal executive office is located at 901 West Main Street, Suite A, Auburn, Washington 98001. The lease for the executive office expires on March 31, 2016. We have a total of 16,430 square feet of space at our executive office.

We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.

ITEM 3. LEGAL PROCEEDINGS.

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these, or other matters, may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

ITEM 4. MINE SAFETY DISCLOSURES.

Not applicable.

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PART II

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES.

Market Information

Our Common Stock is currently eligible to be quoted on the OTC Bulletin Board under the symbol “PKAY.” However, there is currently no trading market for our Common Stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Approximate Number of Holders of Our Common Stock

As of March 31, 2015, there were approximately 33 holders of record of our common stock. This number excludes the shares of our common stock owned by stockholders holding stock under nominee security position listings.

Dividend Policy

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

Recent Sales of Unregistered Securities

We have not sold any equity securities during the 2014 fiscal year that were not previously disclosed in a quarterly report on Form 10-Q or a current report on Form 8-K that was filed during the 2014 fiscal year.

Purchases of Equity Securities

No repurchases of our common stock were made during the fourth quarter of 2014.

ITEM 6. SELECTED FINANCIAL DATA.

Not applicable.

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following management’s discussion and analysis should be read in conjunction with our financial statements and the notes thereto and the other financial information appearing elsewhere in this report. In addition to historical information, the following discussion contains certain forward-looking information. See “Special Note Regarding Forward Looking Statements” above for certain information concerning those forward looking statements. Our financial statements are prepared in U.S. dollars and in accordance with United States generally accepted accounting principles.

Overview

We are a leading retailer of lingerie, women’s wellness and sexual health products. Our company was founded in 1981 in Auburn, WA by a mother and daughter team with a focus on creating a comfortable and inviting store environment catering to women and couples. We are dedicated to creating both a place and attitude of acceptance and education for our customers. Today, our company is a leader in changing the perception of sexual wellness throughout the United States with 47 locations across 6 states.

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Our stores offer a broad selection of lingerie, toys, lubricants and other related accessories. We offer over 5,000 stock keeping units, or SKUs. We strive to create a visually inspiring environment at our stores and employ highly trained, knowledgeable sales staff, which ensures that our customers leave our stores enlightened by new information, great ideas and fun products.

Our mission is to provide a warm and welcoming retail environment for individuals and couples to explore sexual wellness.

Principal Factors Affecting our Financial Performance

Our operating results are primarily affected by the following factors:

•	Current economic conditions and their impact on customer spending levels;

•	Our current leverage ratio and minimum liquidity and our ability to continue to obtain waivers from our lenders as needed or to refinance our existing indebtedness.

•	Competition;

•	Effectiveness of our customer acquisition and retention marketing programs;

•	The sourcing and introduction of new products and brands;

•	Maintenance and/or enhancement of our current vendor relationships and product margins;

•	Our ability to respond on a timely basis to changes in consumer preferences and/or the marketplace;

•	The location, timing and number of new stores; and

•	Our ability to increase traffic, conversion and the average ticket value in our existing stores.

Results of Operations

The following table sets forth key components of our results of operations for fiscal years ended December 31, 2014 and 2013.

	Year Ended December 31, 2014		Year Ended December 31, 2013
	Amount (in thousands)	Percentage of Revenue	Amount (in thousands)	Percentage of Revenue
Net revenue	$39,620	100.0	$39,449	100.0
Cost of goods sold	13,736	34.7	13,640	34.6
Gross profit	25,884	65.3	25,809	65.4
Selling, general & administrative expense	20,932	52.8	19,570	49.6
Depreciation and amortization	2,199	5.5	1,902	4.8
Operating income	2,753	7.0	4,337	11.0
Interest and other expense	6,702	16.9	6,681	16.9
Income tax expense	202	0.5	233	0.6
Net loss	$(4,151)	(10.4)	$(2,577)	(6.5)

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Net revenue. For the year ended December 31, 2014, net revenue increased $0.2 million, or 0.4%, to $39.6 million, as compared to the year ended December 31, 2013. We opened five new stores in the Southern California market during 2014, which generated $0.7 million in net revenue. This revenue increase was partially offset by reduction in revenues generated in our Texas and Tennessee chain of $0.2 million and a $0.1 million reduction in our internet/wholesale business, as a result of changes made in the product assortment to align them with the rest of our stores. We also closed 2 stores during 2014, which lowered revenue by approximately $0.2 million.

Gross profit. Gross profit for the year ended December 31, 2014 was $25.9 million, an increase of $0.3% over the year ended December 31, 2013. Gross profit, expressed as a percentage of net revenue, declined 10 basis points from 65.4% in 2013 to 65.3% in 2014, due primarily to increased freight costs and promotional pricing associated with the liquidation of inventory from acquired stores and discounts offered during store opening events.

Selling, general and administrative expense. For the year ended December 31, 2014, selling, general and administrative expenses totaled $20.9 million, an increase of $1.3 million over the year ended December 31, 2013. The increase includes operating expenses for the five new stores opened in Southern California, which totaled $0.7 million during 2014. Preopening store and remodeling expenses were $0.3 million for the year ended December 31, 2014, an increase of $0.2 million over the year ended December 31, 2013. General and administrative employee costs for the year ended December 31, 2014 were $0.3 million higher than in 2013, primarily due to a headcount increase to support the Company’s new store growth initiative.

Depreciation and amortization. Depreciation and amortization for the year ended December 31, 2014 was $2.2 million, $0.3 million higher than the year ended December 31, 2013 primarily due to increased depreciation associated with new store construction in 2014, and an increase in the amortization of fees associated with the Company’s senior credit facility.

Interest and other expense and tax expense. Interest and other expense for the year ended December 31, 2014 was consistent year-on-year at $6.7 million or 16.9% of revenue. Income tax expense was constant year-on-year at $0.2.

Net loss. As a result of the foregoing, the net loss for the year ended December 31, 2014 was $4.2 million, as compared to $2.6 million for the year ended December 31, 2013.

Liquidity and Capital Resources

As of December 31, 2014, we had cash and cash equivalents of $1.1 million. The following table provides a summary of our net cash flows from operating, investing, and financing activities.

Cash Flow

	Year Ended December 31,
In Thousands	2014	2013
Net cash (used in)/provided by operating activities	$(313)	$2,025
Net cash used in investing activities	(1,121)	(973)
Net cash provided by financing activities	(746)	917
Net increase in cash and cash equivalents	(2,180)	1,969
Cash and cash equivalents at beginning of the year	3,306	1,337
Cash and cash equivalent at end of the year	$1,126	$3,306

Operating activities. Operating activities consist of net income, adjusted for certain non-cash items, including depreciation and amortization, and the effect of changes in working capital. During fiscal year 2014, we used $0.3 million in cash from operating activities. The Company used cash to fund cash losses of $1.8 million and to fund increases in accounts receivable, inventory and prepaid expenses totaling approximately $0.8 million. These uses were partially offset by an increase in accrued liabilities of $2.4 million.. During fiscal year 2013, we generated $2.0 million in cash from operating activities primarily from a $0.7 million reduction in inventory, and a $1.8 million increase in accounts payable and accrued liabilities.

Investing activities. We have used cash primarily to make acquisitions, and to remodel and build new stores. During the 2014 fiscal year, we used $1.1 million for leasehold improvements, property and equipment, primarily associated with the new stores opened during the year. During fiscal year 2013, we used $0.5 million for acquisitions, and $0.5 million for new store construction, remodels, and equipment purchases.

Financing activities. During fiscal year 2014, we used a net of $0.7 million in financing activities, primarily from fees on the Senior Credit Facility. . During fiscal year 2013, cash provided by financing activities was $0.9 million, primarily from member contributions.

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Loan Commitments

As of December 31, 2014, the amount, maturity date and term of each of our notes payable are as follows:

Notes Payable	Amount*	Maturity Date	Interest Rate	Duration
Tranche A Term Loan	$27.0 million	December 27, 2015	12%	3 years
Tranche B Term Loan	$11.2 million	December 27, 2015	15%	3 years
Christals Seller Notes	$3.4 million	January 9, 2017	12%	4.25 years
Peekay Seller Notes	$9.3 million	December 31, 2016	9% on $6 million and 12% on $3.3 million	4 years

During the year ended December 31, 2014, the Company obtained three covenant waivers through Amendments to the Financing Agreements dated March 31, 2014, September 30, 2014 and December 31, 2014, which cover covenant requirements through April 30, 2015. The Company agreed to pay waiver fees totaling $955,398. A total of $191,080 in fees was paid in cash during 2014; $573,239 and $95,540 was paid in cash to the lenders on February 20, 2015 and March 31, 2015, respectively. The remaining $95,540 is due at loan maturity. The Company expects it will need additional covenant waivers in future periods. There can be no assurance that the Company will be able to obtain these or other waivers, or that the Company will continue to be in compliance with the terms and conditions of its debt agreements.

Obligations Under Material Contracts

Except with respect to the loan obligations disclosed above, we have no material obligations to pay cash or deliver cash to any other party.

Impact of Inflation and Changing Prices

Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future could have an adverse effect on our ability to maintain current levels of gross profit and could results in an increase in operating expenses, as a percentage of revenue, if we cannot increase our retail prices to cover these increased costs. In addition, inflation could materially increase the interest rates that were able to obtain, if we were to refinance our debt or increase our borrowings.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our business is subject to seasonal fluctuation. Significant portions of our net sales and profits are realized during the fourth quarter of the fiscal year due to the holiday selling season. To a lesser extent, our business is also affected by Valentine’s Day. Any decrease in sales during these higher sales volume periods could have an adverse effect on our business, financial condition, or operating results for the entire fiscal year. Our quarterly results of operations have varied in the past and are likely to do so again in the future. As such, we believe that period-to-period comparisons of our results of operations should not be relied upon as an indication of our future performance.

Going Concern

Our auditor has raised substantial doubt about our ability to continue as a going concern. Our financial statements have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. During 2013 and 2014, we incurred net losses of $2,577,263 and $4,151,423, respectively, largely as a result of interest expense on our outstanding debt of $6.6 million annually, which exceeds the operating profits generated through the operations of its business. Approximately $38.2 million in senior secured debt matures on December 31, 2015, and we do not have the resources necessary to pay this debt as it comes due. Our ability to continue our operations and execute our business plan is dependent on its ability to refinance this debt and/or to raise sufficient capital to pay this debt and other obligations as they come due (or are extended through a refinancing) and to provide sufficient capital to operate our business as contemplated. Management is in the process of exploring refinancing options, and raising additional equity capital through either private, public market or PIPE transactions.

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Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The Company’s most significant areas of estimation and assumption are:

•	determination of the appropriate amount and timing of markdowns to clear unproductive or slow-moving retail inventory and overall inventory obsolescence;

•	estimation of future cash flows used to assess the recoverability of long-lived assets,

Cash and Cash Equivalents

All short-term investments with original maturities of three months or less at date of purchase are considered cash equivalents.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. The Company maintains their cash in bank deposit accounts at high credit quality financial institutions. At times, the balances maintained with Wells Fargo Bank exceed federally insured limit of $250,000 per accountholder. The Company also maintains a certain amount of cash on hand at the retail store locations. The Company has not experienced any significant losses with respect to its cash.

Receivables

Receivables consist primarily of amounts receivable from vendors and a wholesale trade account. These receivables are computed based on provisions of the vendor agreements in place and the Company’s completed performance. The Company’s vendors are primarily U.S. based producers of consumer products, from whom the Company purchases resale product inventory. The Company does not require collateral on its receivables and does not accrued interest. Credit risk with respect to receivables is limited due to the nature of the relationship with the vendors.

Inventory

Inventory consists of merchandise acquired for resale and is valued at the lower of cost or market, with cost determined on a FIFO basis, and includes costs to purchase and distribute the goods, net of any markdowns or volume discounts. The Company maintains reserves for potential obsolescence and shrinkage.

Vendor Allowances

The Company receives allowances from vendors in the normal course of business, including markdown allowances, purchase volume discounts and rebates, and other merchandise credits. Vendor allowances are recorded as a reduction of the vendor’s product cost and are recognized in cost of sales as the product is sold.

Fair Value of Financial Instruments

The Company’s management believes the carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable and accrued expenses approximate fair value due to their short maturity.

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Long-Lived Assets

Property and equipment are stated at cost. Maintenance and repair costs are charged to expense as incurred. Depreciation is provided using the straight-line method with estimated useful lives as indicate below:

Furniture and equipment	7 years

Software	3 years

Computer equipment	5 years

Leasehold improvements	15 years

Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives of the related assets or the leases term, and this amortization is included in depreciation.

Deferred Rent

Many of the Company’s operating leases contain predetermined fixed increases of the minimum rental rate during the lease. For these leases, the Company recognizes the related rental expense on a straight-line basis over the expected lease term and records the difference between the amounts charged to expense and the rent paid as deferred rent. The lease term commences on the earlier of the date when the Company becomes legally obligated for rent payments or the date the Company takes possession of the leased space. As part of many lease agreements, the Company receives construction allowances for landlords for tenant improvements. These leasehold improvements made by the Company are capitalized and amortized over the shorter of the lease term or 15 years. The construction allowances are recorded as deferred rent and amortized on a straight-line basis over the lease term as a reduction of rent expense.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable based on undiscounted cash flows. If long-lived assets are impaired, an impairment loss is recognized and is measured as the amount by which the carrying value exceeds the estimated fair value of the assets. The estimation of future undiscounted cash flows from operating activities requires significant estimates of factors that include future sales growth and gross margin performance. Management believes they have appropriately determined future cash flows and operating performance; however, should actual results differ from those expected, additional impairment may be required.

Goodwill

Goodwill represents the excess of cost over the fair value of net assets acquired using acquisition accounting and is not amortized.

Under FASB ASC 350, Intangibles - Goodwill and Other (“ASC 350”), goodwill and indefinite-lived intangible assets are reviewed at least annually for impairment. Acquired intangible assets with definite lives are amortized over their individual useful lives.

On at least an annual basis, management assesses whether there has been any impairment in the value of goodwill by first comparing the fair value to the net carrying value. If the carrying value exceeds its estimated fair value, a second step is performed to compute the amount of the impairment. An impairment loss is recognized if the implied fair value of the asset being tested is less than its carrying value. In this event, the asset is written down accordingly. The fair values of goodwill impairment testing are determined using valuation techniques based on estimates, judgments and assumptions management believes are appropriate in the circumstances.

Finance Costs, Net

The Company is party to debt agreements that contain non-interest fees and expenses, such as underwriting and covenant waiver fees. These fees are accrued as incurred and amortized over the life of the financing agreement.

Revenue Recognition

The Company derives revenues from sale of merchandise and upon the following: (1) there is persuasive evidence that an arrangement exists; (2) delivery has occurred or services have been rendered, (3) the seller's price to the buyer is fixed or determinable, and (4) collectability is reasonably assured.

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Cost of Goods Sold

Cost of goods sold consists primarily of the merchandise cost of products sold, including inbound freight, duties and packaging

Advertising / Marketing

Advertising costs are charged to expense when incurred. The Company’s advertising method is primarily direct mail, media (print, radio, television, and theater advertisements), billboards, and customer recommendations.

Selling, general and administrative expenses

Selling, general and administrative expenses includes payroll, bonus and benefit costs for retail and corporate employees; advertising and marketing costs; occupancy costs; and general expenses for the operation of our retail stores and corporate offices; insurance expense; professional and management services and fees. It also includes store pre-opening and remodeling expenses.

Recent Accounting Pronouncements

See Note 2 to our audited consolidated financial statements included elsewhere in this report.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Not applicable.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

The full text of our audited consolidated financial statements as of December 31, 2014 and 2013 begins on page F-1 of this report, which appears at the end of this report.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

ITEM 9A. CONTROLS AND PROCEDURES.

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act). Disclosure controls and procedures refer to controls and other procedures designed to ensure that information required to be disclosed in the reports we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

As required by Rule 13a-15(e) of the Exchange Act, our management has carried out an evaluation, with the participation and under the supervision of our Chief Executive Officer, Ms. Lisa Berman, and Chief Financial Officer, Ms. Janet Mathews, of the effectiveness of the design and operation of our disclosure controls and procedures, as of December 31, 2014. Based upon, and as of the date of this evaluation, Mmes. Berman and Mathews determined that, because of the material weaknesses described below, our disclosure controls and procedures were not effective.

Notwithstanding management’s assessment that our internal control over financial reporting was ineffective as of December 31, 2014 due to the material weaknesses described below, we believe that the consolidated financial statements included in this report correctly present our financial condition, results of operations and cash flows for the fiscal years covered thereby in all material respects.

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Management’s Annual Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting for the Company. Internal control over financial reporting refers to the process designed by, or under the supervision of, our Chief Executive Officer and Chief Financial Officer, and effected by our Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, and includes those policies and procedures that:

(1)	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

(2)

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that our receipts and expenditures are being made only in accordance with the authorization of our management and directors; and

(3)	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Our management evaluated the effectiveness of our internal control over financial reporting as of December 31, 2014. In making this evaluation, management used the framework established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, or COSO. The COSO framework summarizes each of the components of a company’s internal control system, including (i) the control environment, (ii) risk assessment, (iii) control activities, (iv) information and communication, and (v) monitoring. Based on our evaluation, we determined that, as of December 31, 2014, our internal control over financial reporting was not effective because of the material weaknesses in our internal control over financial reporting described below.

Material weaknesses associated with separation of duties, internal control process documentation and testing of controls exists as of December 31, 2014.

Our management is committed to improving its internal control over financial reporting and will continue to work to put effective controls in place. The reportable conditions and other areas of our internal control over financial reporting identified by us as needing improvement have not resulted in a material restatement of our financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate.

Because the Company is a smaller reporting company, this annual report does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm.

Changes in Internal Controls over Financial Reporting

We regularly review our system of internal control over financial reporting and make changes to our processes and systems to improve controls and increase efficiency, while ensuring that we maintain an effective internal control environment. Changes may include such activities as implementing new, more efficient systems, consolidating activities, and migrating processes.

Other than in connection with the implementation of the remedial measures described above, there have been no changes in our internal control over financial reporting during the fourth quarter of fiscal year 2014 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B. OTHER INFORMATION.

We have no information to disclose that was required to be disclosed in a report on Form 8-K during fourth quarter of fiscal year 2014, but was not reported.

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PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE.

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

NAME	AGE	POSITION
Ellery W. Roberts	44	Chairman
Lisa Berman	60	Chief Executive Officer and President
Bob Patterson	52	Chief Operating Officer
Janet Mathews	59	Chief Financial Officer, Treasurer and Secretary
Martin Walker	44	Vice President, Marketing and Visual Merchandising
David Leigh	50	Vice President, Retail
George Williams	59	Vice President, Merchandising and Inventory
Edward Tobin	57	Director
David Aho	31	Director

Ellery W. Roberts. Mr. Roberts became our Chairman on December 31, 2014, when we completed our reverse acquisition of Christals Acquisition. He has also been the Chairman of our subsidiary, Christals Acquisition, since December 31, 2012. Mr. Roberts brings over 20 years of private equity investing experience to our company. Mr. Roberts has been the Chairman and Chief Executive Officer 1847 Holdings LLC, a public reporting company, since its inception on January 22, 2013. Mr. Roberts has also been a director of Western Capital Resources, Inc., a public company (OTQQB: WCRS), since May 2010. In July 2011, Mr. Roberts formed The 1847 Companies LLC, a company which is no longer active, where he began investing his own personal capital and capital of high net worth individuals in select transactions. Through The 1847 Companies LLC, Mr. Roberts has operated as a fundless sponsor, covering the transaction pursuit cost and raising capital on the basis of his own personal investment. Prior to forming The 1847 Companies LLC, Mr. Roberts was the co-founder and was co-managing principal from October 2009 to June 2011of RW Capital Partners LLC, the recipient of a “Green Light” letter from the U.S. Small Business Administration (SBA) permitting RW Capital Partners LLC to raise capital in pursuit of the SBA Small Business Investment Company license with the preliminary support of the SBA. Mr. Roberts was a founding member of Parallel Investment Partners, LP (formerly SKM Growth Investors, LP), or Parallel, a Dallas-based private equity fund focused on re-capitalizations, buyouts and growth capital investments in lower middle market companies throughout the United States. During his tenure at Parallel, Mr. Roberts held the position of Managing Director from January 2004 to September 2009, Vice President from January 2003 to December 2003 and Senior Associate from January 2000 to December 2002. Mr. Roberts was responsible for approximately $400 million in invested capital across two funds. Also during his tenure with Parallel, Mr. Roberts sat on the boards of Environmental Lighting Concepts, Hat World Corporation, Senex Financial Corporation, Builders TradeSource Corporation, Action Sports, Weisman Discount Home Centers, Winnercom, Mealey’s Furniture, Regional Management Corporation, Marmalade Cafes, and Diesel Service and Supply (all of which are private companies). Prior to Parallel, Mr. Roberts was a Vice President with Lazard Group LLC (NYSE: LAZ), or Lazard, from July 1997 to December 2000. While at Lazard, he focused on and also gained experience in the home building, health care, retail, industrial and lodging sectors. Prior to joining Lazard in 1997, Mr. Roberts was a Senior Financial Analyst with Colony Capital, Inc. from July 1995 to June 1996, where he analyzed and executed transactions for Colony Investors II, L.P., a $625 million private equity fund. Prior to that, he was a Financial Analyst with the Corporate Finance Division of Smith Barney Inc. (now known as Morgan Stanley Smith Barney LLC) from January 1994 to June 1995 where he participated in a wide variety of investment banking activities. During his career Mr. Roberts has been directly involved with over $3.0 billion in direct private equity investments. Mr. Roberts received his B.A. degree in English from Stanford University.

Lisa Berman. Ms. Berman became our Chief Executive Officer and President on December 31, 2014, when we completed our reverse acquisition of Christals Acquisition. Prior to becoming our Chief Executive Officer and President, in August 2012 Ms. Berman became the Founder and Principal of Insights, a consulting business focused on assisting businesses in growth, turnaround and investing activities, established in 2005. During and prior to her time with Insights, she held contract executive positions as well as advised and consulted on multifaceted businesses. From July 2008 to August 2012, Ms. Berman was the Chief Executive Officer and Director of Jimmyjane, a multi-channel design and manufacturing startup leading sexual health and wellness into the mainstream. Ms. Berman left the Chief Executive Officer role at Jimmyjane in August 2012, and maintained the Director role through transition until September 2013. Prior to Jimmyjane, Ms. Berman held a Chief Executive Officer role at Hallmark Cards, The Picture People, and executive roles for The Limited, Pottery Barn, Guess? (NYSE: GES), and Victoria’s Secret. Ms. Berman has spent over 20 years in the retail industry specializing in high growth, and turnaround experience with specialty consumer brands. During her career, she has opened hundreds of retail stores and has demonstrated a unique talent to replicate the distinct brand experience in each location while defining the store environment with a strong focus on the sales organization to be customer-centric.

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Bob Patterson. Mr. Patterson became our Chief Operating Officer on December 31, 2014, when we completed our reverse acquisition of Christals Acquisition. Mr. Patterson is a senior leader with over 25 years of experience in operations and IT management. He served as Chief Information Officer of Peekay, Inc., one of our subsidiaries, from January 2013 to May 2014, and has been Chief Operating Officer of Peekay, Inc. since May 2014. He has also been the General Manager and Chief Information Officer of our subsidiary, Christals Acquisition, since October 2012. Prior to joining Christals Acquisition, from March 2010 to September 2012, Mr. Patterson served as an Operating Partner for private equity with Blacksteet Capital. From February 2010 to March 2011, he was also an IT Steering Committee/IT & Operations Consultant for Moosejaw Outfitters, an outdoor specialty retailer. From 1999 to 2009, Mr. Patterson served as the Chief Operating Officer/Chief Information Officer for Warren National University. Mr. Patterson’s experience includes senior leadership in brick-and-mortar and e-commerce retail, online learning, manufacturing and banking. Mr. Patterson draws upon this diverse background to lead organizational growth by empowering good people with efficient processes and strong technology. Mr. Patterson earned a Bachelors Degree from the University of California, San Diego in 1985.

Janet Mathews. Ms. Mathews became our Chief Financial Officer, Treasurer and Secretary on December 31, 2014, when we completed our reverse acquisition of Christals Acquisition. Ms. Mathews has also been the Chief Financial Officer of our subsidiary, Christals Acquisition, since April 2014. Ms. Mathews has over 15 years of experience as a public and private company Chief Financial Officer, specializing in direct to consumer retail and e-commerce businesses, operating in the wellness/healthy living and lifestyle sectors. Prior to joining Christals Acquisition, Ms. Mathews was the Chief Financial Officer for GreatOutdoors/Altrec.com from 2010 through March 2014, an e-commerce/retail company providing high-quality outdoor and active apparel and gear online. From 2006 through 2009, she was the Chief Financial Officer and Treasurer for Pharmaca Integrative Pharmacy, Inc., a retail chain delivering natural health and wellness products. From 1996 to 2006, Ms. Mathews served as Chief Financial and Administrative Officer and VP of Business Development for Gaiam, Inc., a consumer lifestyle company, specializing in wellness, fitness and environmental products, content, and services. During her tenure with Gaiam, she completed an initial public offering, two follow-on offerings and several PIPE transactions, as well as completing over twenty merger and acquisition transactions. Ms. Mathews has extensive experience in identifying and driving strategic growth opportunities, while streamlining systems, processes and operations to improve efficiency and profitability.

Martin Walker. Mr. Walker became our Vice President, Marketing and Visual Merchandising on July 1, 2014. Mr. Walker has also been leading Peekay’s marketing efforts as Vice President of Marketing, Visual Merchandising, and Interactive Media since February 2014, and as Director of Marketing, Visual Merchandising and Interactive Media since he joined the company in January 2011. Walker previously held director- and executive-level positions with the Seattle Sonics & Storm, professional basketball teams from December 1996 until January 2006, and Tully’s Coffee, a retailer of handcrafted coffee from January 2006 until October 2010, including Vice President of Marketing an Merchandising, and Vice President of Retail Operations, and has over 20 years of experience in marketing, merchandising and retail. Blending a unique combination of creativity and analytical talent, his approach to marketing includes highly compelling brand messaging married with data-driven decision-making.

David Leigh. Mr. Leigh became our Vice President, Retail on July 1, 2014. Mr. Leigh brings over 15 years of experience to Peekay. Mr. Leigh joined our subsidiary, Peekay, in August 2009 as our Director of Retail Sales and leads a strong team of seven district managers and over 350 sales associates. Mr. Leigh is a lifelong retailer, having held Sales and HR Management positions for Nordstrom, Macy’s (1980-86), and Pier 1 Imports (2008-09) and was a Vice President of Retail for Shane Co, a regional jewelry retailer during the period from 1986 to 2006. Mr. Leigh earned his undergraduate degree in Business Administration from Gonzaga University in 1986. He completed continuing education in Strategic Retail Management and Leadership at The Kennedy School of Government, Harvard University. In addition, he holds a certificate in Organizational Development from The Mountain States Employment Council.

George Williams. Mr. Williams became our Vice President of Merchandising and Inventory on November 4, 2013. Mr. Williams is a merchant and supply chain executive who has developed a broad range of skills that are focused on bringing products from concept to consumer, profitably and at a low cost. He has led multiple teams of professionals in large organizations as well as in smaller formats. Typically in a VP role, Mr. Williams has been successful providing strong leadership, training, and direction. He is recognized as a collaborative partner and has been successful at eliminating silos and creating synergies among cross-functional teams. Unique in his background, Mr. Williams has led merchant and supply chain organizations supporting both store (brick and mortar) and direct to consumer (e-commerce and catalog) businesses. Mr. Williams previously served as VP of Inventory Management for Williams Sonoma/Pottery Barn from 1994 through 2004, Cost Plus World Market (2004-2007) and The Sharper Image (from 2008 to May 2010). Mr. Williams acted as an independent consultant for various different companies during the period from May 2010 until he joined Peekay in November 2013. Mr. Williams earned a B.S. in Accounting from San Jose State University and an MBA in Finance from the University of Southern California.

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Edward J. Tobin. Mr. Tobin became our Director on December 31, 2014, when we completed our reverse acquisition of Christals Acquisition. For fifteen years, until November 2014, Mr. Tobin was a Director of Global Emerging Markets North America, Inc., or GEM, where he managed Special Situations and Venture investing. In this role, he oversaw structured finance transactions in industries such as clean tech, media, telecommunications, manufacturing, real estate and life sciences. Prior to joining GEM, Mr. Tobin was Managing Director of Lincklaen Partners, a private family investment office. Previously, he had been a portfolio manager with Neuberger and Berman and prior to that Vice President of Nordberg Capital, Inc. Mr. Tobin is on the Board of PPI Management LLC, GEM Holdings LLC, GEM International Ventures LLC and Christals Management LLC, all of which are privately held companies. Mr. Tobin received his MBA from the Wharton School, as well as a Master of Science in Engineering and a Bachelor of Science in Economics (cum laude) from the University of Pennsylvania.

David Aho. Mr. Aho became our Director on December 31, 2014, when we completed our reverse acquisition of Christals Acquisition. Mr. Aho has also served as a director of Christals Acquisition, one of our subsidiaries, since May 2014. From January 2009 through December 2010, Mr. Aho was an analyst at Colbeck Capital Management, LLC. Beginning in January 2011 through the present, Mr. Aho has been a partner at Colbeck Capital Management, LLC. Colbeck is an investment firm with a core focus of investing in and advising on secured, strategic finance transactions.

Section 2(a) of the Stockholders Rights Agreement (attached as Annex C to the Share Purchase Agreement attached as Exhibit 2.1 to the Form 8-K filed by the Company on January 6, 2015) provides that “CP IV shall have the right, but not the obligation, to appoint one member of the Board (the ‘CP IV Designee’) selected by CP IV to serve on the Board and the Governing Body of any Subsidiary (provided that such right with respect to any Subsidiary shall be subject to the creation of a board or similar Governing Body and the authorization of such body to act on behalf of the such Subsidiary in lieu of the sole member of such entity, which Dico will effect at the request of CP IV). David Aho shall be the initial CP IV Designee.” There are no other arrangements or understandings known to us pursuant to which any director was or is to be selected as a director or nominee.

Directors are elected until their successors are duly elected and qualified.

Except as set forth in our discussion below in Item 13 “Certain Relationships and Related Transactions, and Director Independence—Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

There are no agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Director Qualifications

Directors are responsible for overseeing our business consistent with their fiduciary duty to stockholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. The Board believes that there are general requirements for service on our Board of Directors that are applicable to all directors and that there are other skills and experience that should be represented on the Board as a whole, but not necessarily by each director. The Board considers the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and our current and future needs.

Qualifications for All Directors

In its assessment of each potential candidate, including those recommended by stockholders, the Board considers the nominee’s judgment, integrity, experience, independence, understanding of our business or other related industries and such other factors the Board determines are pertinent in light of the current needs of the Board. The Board also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board requires that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all directors, the Board assesses intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

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Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of our current needs and business priorities. We are a U.S. public company and a retailer of lingerie, women’s wellness and sexual health products. Therefore, the Board believes that a diversity of professional experiences in the retail industry, specific knowledge of key geographic growth areas, and knowledge of U.S. capital markets and of U.S. accounting and financial reporting standards should be represented on the Board.

Summary of Qualifications of Directors

Set forth below is a narrative disclosure that summarizes some of the specific qualifications, attributes, skills and experiences of our directors. For more detailed information, please refer to the biographical information for each director set forth above.

Ellery W. Roberts. Mr. Roberts brings over 20 years of private equity investing experience to our company.

Edward J. Tobin. Mr. Tobin has extensive business and finance experience.

David Aho. Mr. Aho has over 10 years of investment management experience.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

Except as described below, to the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•

been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Section 16(a) Beneficial Ownership Reporting Compliance

We are not subject to Section 16(a) of the Exchange Act.

Code of Ethics

On December 31, 2014, our Board adopted a new Code of Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Our Code of Ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws and reporting of violations of the code. A copy of the Code of Ethics can be found as Exhibit 14.1 to our Current Report on Form 8-K filed on January 6, 2015.

We are required to disclose any amendment to, or waiver from, a provision of our Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure, as permitted by applicable SEC rules. Any such disclosure will be posted to our website within four business days following the date of any such amendment to, or waiver from, a provision of our Code of Ethics.

Material Changes to Director Nomination Procedures

There have been no material changes to the procedures by which stockholders may recommend nominees to our Board of Directors since such procedures were last disclosed.

Audit Committee and Audit Committee Financial Expert

We do not have an audit committee or an audit committee financial expert serving on the audit committee. Our entire Board of Directors currently is responsible for the functions that would otherwise be handled by an audit committee. However, we intend to establish an audit committee in the near future. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls. Upon the establishment of an audit committee, the Board will determine whether any of the directors qualify as an audit committee financial expert.

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ITEM 11. EXECUTIVE COMPENSATION.

Summary Compensation Table — Fiscal Years Ended December 31, 2014 and 2013

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Lisa Berman,	2014	$0	0	0	0	60,000	60,000
Chief Executive Officer (1)	2013	-	-	-	-	-	-
Barry Soosman,	2014	400,051	133,330	-	-	9,225	542,606
Former Chief Executive Officer of Christals Acquisition (1)	2013	361,590	-	-	-	-	361,590
Edward Lazar,	2014	-	-	-	-	-	-
Former Chief Executive Officer (2)	2013	-	-	-	-	-	-
Janet Mathews,	2014	134,546	0	0	0	0	134,546
Chief Financial Officer (1)	2013	-	-	-	-	-	-
Phyllis Abramson,	2014	45,019	50,000	-	-	21,346	116,365
Former Chief Financial Officer (3)	2013	157,554	-	-	-	-	157,554
Bob Patterson,	2014	182,169	60,000	0	0	0	242,169
Chief Operating Officer (1)	2013	146,929	20,000	-	-	3,000	169,929
Martin Walker,	2014	133650	343	0	0	0	133,993
VP Marketing and Visual Merchandising (1)	2013	98,054	13,950	-	-	-	112,004
George Williams,	2014	150,380	18,750				169,130
VP Inventory and Merchandising (4)	2013	16,779					16,779
David Leigh,	2014	112,077	4,004	0	0	0	116,081
VP Retail Operations (1)	2013	99,732	14,078	-	-	-	113,810

(1) On December 31, 2014, we acquired Christals Acquisition in a reverse acquisition transaction that was structured as a share exchange. In connection with that transaction and effective immediately upon the closing of that transaction, Ms. Berman became our Chief Executive Officer, Ms. Mathews became our Chief Financial Officer, Mr. Patterson became our Chief Operating Officer, Mr. Leigh became our Vice President of Retail Operations, Mr. Williams became our Vice President of Merchandising and Inventory, and Mr. Walker became our Vice President Marketing and Visual Merchandising. Prior to the effective date of the reverse acquisition, each such officer, other than Ms. Berman, held the same office at our subsidiary, Christals Acquisition. Prior to the reverse acquisition transaction, Barry Soosman was the Chief Executive Officer of Christals Acquisition. Mr. Soosman resigned from his position as the CEO of Christals Acquisition immediately prior to the consummation of the reverse acquisition. The annual, long-term and other compensation shown in this table include the amounts that these officers received from such subsidiary prior to the consummation of the reverse acquisition.

(2) After the closing of the reverse acquisition of Christals Acquisition on December 31, 2014, Mr. Lazar resigned from his position as Chief Executive Officer effective immediately.

(3) Phyllis Abramson was the Chief Financial Officer of Peekay, Inc. prior to its acquisition on December 31, 2012, and was appointed Chief Financial Officer of Peekay SPA LLC on January 1, 2013. Ms. Abramson resigned her position on April 10, 2014.

(4) George Williams was appointed VP, Merchandising and Inventory in November 2013.

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Employment Agreements

Lisa Berman’s Consulting Agreement

At the close of business on December 31, 2014, we entered into a consulting agreement with Insights, LLC, a limited liability company owned by Lisa Berman, our Chief Executive Officer. Pursuant to the consulting agreement the Company has retained Ms. Berman to be our Chief Executive Officer and President and perform such duties as are customarily performed by the Chief Executive Officer and President of a public company like our company. The initial term of the consulting agreement is for the period commencing on the date hereof and ending on January 31, 2015. We expect that we will enter into an employment agreement with Ms. Berman upon the expiration of this consulting agreement. Pursuant to the consulting agreement we are required to pay Ms. Berman a consulting fee equal to Sixty Six Thousand, Six Hundred and Sixty Six dollars ($66,666) for all services provided during the Term. The Fee shall be payable in one lump sum on February 15, 2015. We are also required to reimburse Ms. Berman for expenses that she incurs in accordance with our corporate policy.

Bob Patterson’s Employment Agreement

We entered into a one-year employment agreement with our Chief Operating Officer, Bob Patterson, on December 31, 2014 when we closed the reverse acquisition of Christals Acquisition. Pursuant to the agreement, Mr. Patterson is entitled to a base salary of $200,000 per annum. Mr. Patterson is entitled to a bonus of up to 20% of his base salary based upon the achievement of performance criteria established by the board of directors. We are obligated under the employment agreement to issue to Mr. Patterson within ninety (90) days of the date of the agreement a total of 23,028 shares of our common stock. We expect to adopt an equity incentive plan during the first half of 2015. Upon adoption of such plan and subject to board approval, we will grant to Mr. Patterson an equity award that is in line with his executive position with our company and with grants given to other executives of our company. If Mr. Patterson is terminated without cause, then he would be entitled to continue to receive his base salary for the longer of one month or the remainder of the term of his employment agreement.

Janet Mathews’ Employment Agreement

We entered into a one-year employment agreement with our Chief Financial Officer, Janet Mathews, on December 31, 2014 when we closed the reverse acquisition of Christals Acquisition. Pursuant to the agreement, Ms. Mathews is entitled to a base salary of $200,000 per annum. Ms. Mathews is entitled to a bonus of up to 20% of her base salary based upon the achievement of performance criteria established by the board of directors. Ms. Mathews is also entitled to a special bonus in the amount of $50,000. We expect to adopt an equity incentive plan during the first half of 2015. Upon adoption of such plan and subject to board approval, we will grant to Ms. Mathews an equity award that is in line with her executive position with our company and with grants given to other executives of our company. If Ms. Mathews is terminated without cause, then she would be entitled to continue to receive his base salary for the longer of one month or the remainder of the term of his employment agreement.

All of our other employees are employed on an “at will” basis.

Outstanding Equity Awards at Fiscal Year End

For the year ended December 31, 2014, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

Compensation of Directors

Our subsidiary, Peekay Acquisition entered into an Advisory Agreement, dated December 31, 2012, with each of Christals Management, LLC, or Christals Management, a limited liability company owned 50% by an affiliate of Ellery W. Roberts and 50% by Edward J. Tobin, each directors of our Company and CP IV SPV, LLC, or CP IV, an entity with which David Aho is affiliated, who is also a director of our Company. Under the Advisory Agreement, Peekay Acquisition pays annual compensation of $250,000 per year payable quarterly, to each of Christals Management and CP IV.

Except for compensation pursuant to the advisory agreement during fiscal year 2014, our directors have not received any compensation during the fiscal year ended December 31, 2014 for providing services to us as directors.

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ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2015 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 901 West Main Street, Auburn, Washington 98001.

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Officers and Directors
Ellery W. Roberts	Chairman of the Board	Common Stock	249,676		6.97%
Lisa Berman	Chief Executive Officer and President	Common Stock	0		*
Bob Patterson	Chief Operating Officer	Common Stock	75,399	(3)	2.10%
Janet Mathews	Chief Financial Officer, Treasurer and Secretary	Common Stock	0		*
Martin Walker	Vice President, Marketing and Visual Merchandising	Common Stock	0		*
David Leigh	Vice President, Retail	Common Stock	0		*
George Williams	Vice President, Merchandising and Inventory	Common Stock	0		*
Edward Tobin	Director	Common Stock	314,231		8.77%
David Aho c/o Colbeck Management 888 Seventh Avenue, 40th Floor New York, NY 10106	Director	Common Stock	0		*
All officers and directors as a group (9 persons named above)		Common Stock	616,278		17.20%
5% Security Holders
Christopher F. Brown c/o GEM Ventures Ltd. 590 Madison Avenue, 27th Floor New York, NY 10022		Common Stock	460,539		12.86%
CP IV SPV, LLC(4) c/o Colbeck Capital Management 888 Seventh Avenue, 40th Floor New York, NY 10106		Common Stock	1,041,043		29.06%
CB CA SPV, LLC(5) c/o Colbeck Capital Management 888 Seventh Avenue, 40th Floor New York, NY 10106		Common Stock	25,043		*
Harvest Capital Credit Corporation 450 Park Avenue, Suite 500 New York, NY 10022		Common Stock	214,649		5.99%

* Less than 1%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)

A total of 3,582,470 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of March 31, 2015. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)	Includes 23,028 shares of common stock to be issued to Mr. Patterson pursuant to his employment agreement.

(4)

CP IV SPV, LLC, a Delaware limited liability company, is indirectly controlled by Colbeck Management Holdco GP, LLC, a Delaware limited liability company, or Colbeck Management. Messrs. Jason Colodne and Jason Beckman serve as the managing members of Colbeck Management. Each of CP IV SPV, LLC, Mr. Jason Colodne and Mr. Jason Beckman disclaims beneficial ownership of such shares. David Aho, a director of the Company, is a partner of CP IV SPV, LLC. Mr. Aho also disclaims beneficial ownership of such shares.

(5)

CB CA SPV, LLC, a Delaware limited liability company, is controlled by CB CA Lending LLC, a Delaware limited liability company, or CB Lending. Messrs. Jason Colodne and Jason Beckman serve as the managing members of CB Lending. Each of CB CA SPV, LLC, Mr. Jason Colodne and Mr. Jason Beckman disclaims beneficial ownership of such shares. David Aho, a director of the Company, is a partner of CP CA SPV, LLC. Mr. Aho also disclaims beneficial ownership of such shares.

39

Changes in Control

Other than described below, we do not currently have any arrangements which if consummated may result in a change of control of our Company.

On December 31, 2014, our Company, Christals Acquisition and the members of Christals Acquisition, entered into the Exchange Agreement. The parties to the Exchange Agreement agreed to abide by the terms and provisions set forth in Annex C to such agreement. Annex C is a stockholders rights agreement that grants to certain former members of Christals Acquisition, who are now stockholders of our Company, substantially the same investor rights that such former members had as members of Christals Acquisition. These rights include, among others, certain tag-along rights. If any holder of our common stock proposes to sell or otherwise transfer shares of our common stock to one or more persons other than to a permitted transferee as described in the stockholders rights agreement, then the former members of Christals Acquisition will have the right to participate pro rata in such sale and if the prospective purchaser is not willing to purchase all of the shares of our common stock that the former members other than the transferring member propose to transfer, then each former member (including the transferring member) will be permitted to transfer a portion of the total number of shares of our common stock to be transferred to the prospective purchaser.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have any compensation plans in effect under which our equity securities are authorized for issuance.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Transactions with Related Persons

The following includes a summary of transactions since the beginning of the 2013 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under Item 11 “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

•

On December 31, 2014, we entered into the Exchange Agreement with Christals Acquisition and its members, including certain of our officers and directors, who were also members of Christals Acquisition, pursuant to which we acquired 100% of the issued and outstanding equity capital of Christals Acquisition in exchange for 3,577,470 shares of our common stock, which constituted 70.5% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Exchange Agreement.

•

Our subsidiary, Peekay Acquisition entered into an Advisory Agreement, dated December 31, 2012, with each of Christals Management, a limited liability company owned 50% by an affiliate of Ellery W. Roberts and 50% by Edward J. Tobin, each director of our Company and CP IV SPV, LLC, or CP IV, an entity with which David Aho is affiliated, who is also a director of our Company. Under the Advisory Agreement, Peekay Acquisition pays annual compensation of $250,000 per year, payable quarterly, to each of Christals Management and CP IV, as well as certain costs and expenses.

•

Subsidiaries of the Company are parties to the Financing Agreement, dated as of December 31, 2012, as amended, by and among Christals Acquisition, Peekay Acquisition, each of Peekay Acquisition’s subsidiaries listed as a borrower on the signature pages thereto, each of Christals Acquisition’s subsidiaries listed as a guarantor on the signature pages thereto, the lenders from time to time party thereto, and Cortland Capital Market Services LLC, as collateral agent for the lenders, and other related loan documents. The borrowers and guarantors are all jointly and severally liable for all loans and other obligations under the Financing Agreement. The loans under the Financing Agreement are secured by all or substantially all of the assets of each such borrower and guarantor. CB Agency Services, LLC, acted as origination agent under the Financing Agreement; CB Agency Services and CB CA SPV, LLC, a lender, are parties to the Financing Agreement and are affiliates of Colbeck Capital Management, LLC. David Aho is a partner of each of CB CA SPV, LLC, CB Agency Services, LLC and Colbeck Capital Management. As of December 31, 2014, the type of loan, amount, maturity date and interest rate of each of our loans under the Financing Agreement to CB CA SPV, LLC and its affiliates were as follows:

Notes Payable	Amount*	Maturity Date	Interest Rate	Duration
Tranche A Term Loan	$27.0 million	December 27, 2015	12%	3 years
Tranche B Term Loan	$11.2 million	December 27, 2015	15%	3 years

•

During the fiscal years ended December 31, 2014 and 2013, Mr. David Lazar, a former director and holder of more than 10% of the stock of the Company, provided advances to the Company for its working capital purposes. These advances bear no interest and are due on demand. The aggregate amounts advanced were $8,800 and $2,390 during the fiscal years ended December 31, 2014 and 2013, respectively.

40

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

ITEM 14. PRINCIPAL ACCOUNTING FEES AND SERVICES.

Independent Auditors’ Fees

The following is a summary of the fees billed to Christals Acquisition for professional services rendered for the fiscal years ended December 31, 2014 and 2013. These fees were incurred by Christals Acquisition prior to the consummation of the reverse acquisition by the Company of Christals Acquisition, which occurred at the close of business on December 31, 2014. For a summary of the fees billed to the Company for professional services rendered for the fiscal years ended December 31, 2014 and 2013, please see the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the Securities and Exchange Commission on April 3, 2015 and available at www.sec.gov.

	Year Ended December 31,
	2014	2013
Audit Fees	$58,500	$50,000
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
TOTAL	$58,500	$50,000

“Audit Fees” consisted of fees billed for professional services rendered by the principal accountant for the audit of our annual financial statements and review of the financial statements included in our Form 10-K and 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

“Audit-Related Fees” consisted of fees billed for assurance and related services by the principal accountant that were reasonably related to the performance of the audit or review of our financial statements and are not reported under the paragraph captioned “Audit Fees” above.

“Tax Fees” consisted of fees billed for professional services rendered by the principal accountant for tax returns preparation.

“All Other Fees” consisted of fees billed for products and services provided by the principal accountant, other than the services reported above under other captions of this Item 14.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our board of directors to assure that such services do not impair the auditors’ independence from us. In accordance with its policies and procedures, our board of directors pre-approved the audit service performed by KLJ & Associates LLP for our financial statements as of and for the year ended December 31, 2014.

41

PART IV

ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES.

Financial Statements and Schedules

The financial statements are set forth under Item 8. Financial statement schedules have been omitted since they are either not required, not applicable, or the information is otherwise included.

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CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

FINANCIAL STATEMENTS

Including Independent Accountants’ Audit Report

For the Fiscal Years Ended

December 31, 2014 and 2013

43

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Christals Acquisition, LLC and Subsidiaries

We have audited the accompanying consolidated balance sheet of Christals Acquisition, LLC & Subsidiaries as of December 31, 2014 and 2013 and the related consolidated statements of operations, members’ equity, and cash flows for the years ended December 31, 2014 & 2013. Christals Acquisition LLC.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Christals Acquisition, LLC & Subsidiaries as of December  31, 2014 and 2013, and the consolidated results of its operations and its cash flows for the years ended December 31, 2014 and 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 1 to the financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KLJ & Associates, LLP
St. Louis Park, MN
April 23, 2015

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CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
ASSETS
Current assets
Cash and cash equivalents	$1,126,231	$3,306,230
Accounts receivable	141,000	10,351
Inventory, net of allowances	4,939,998	4,649,910
Prepaid expenses and other	985,717	620,881
Total current assets	7,192,946	8,587,372

Property and equipment, net	1,912,728	626,551
Goodwill and intangible assets, net	40,825,147	41,500,171
Finance costs, net	2,323,714	3,054,026
Deposits	527,975	185,714

TOTAL ASSETS	$52,782,510	$53,953,834

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$1,761,965	$1,734,082
Accrued expenses	3,059,895	1,739,452
Customer deposits	396,541	366,156
Short-term debt, net of original issue discount	38,003,780	-
Total current liabilities	43,222,181	3,839,690

Long-term debt, net of original issue discount	12,700,000	50,491,620
Deferred tax liabilities, net and other	2,543,583	1,154,411

TOTAL LIABILITIES	58,465,764	55,485,721

MEMBERS’ EQUITY	(5,683,254)	(1,531,887)

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$52,782,510	$53,953,834

The accompanying notes are an integral part of these financial statements.

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CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31, 2014	December 31, 2013

REVENUE	$39,619,900	$39,449,389

COST OF GOODS SOLD	13,736,433	13,639,940

GROSS PROFIT	25,883,467	25,809,449

SELLING, GENERAL & ADMINSTRATIVE EXPENSES	20,932,242	19,569,773

DEPRECIATION AND AMORTIZATION	2,198,852	1,902,304

OPERATING INCOME	2,752,373	4,337,372

OTHER INCOME (EXPENSE)
Other expense	(68,204)	(104,098)
Interest expense	(6,633,536)	(6,577,537)
Total other income (expense)	(6,701,740)	(6,681,635)

INCOME TAX EXPENSE	202,000	233,000

NET LOSS	$(4,151,367)	$(2,577,263)

The accompanying notes are an integral part of these financial statements.

46

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

BALANCE – DECEMBER 31, 2012	$304,908

Capital contributions	740,468

Net loss	(2,577,263)

BALANCE – DECEMBER 31, 2013	(1,531,887)

Net loss	(4,151,367)

BALANCE – DECEMBER 31, 2014	$(5,683,254)

The accompanying notes are an integral part of these financial statements

47

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31, 2014	December 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,151,367)	$(2,577,263)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	2,198,852	1,902,304
Deferred income taxes	144,000	178,000
Changes in operating assets and liabilities
Net change in accounts receivable	(130,649)	19,645
Net change in inventory	(290,083)	757,134
Net change in prepaid and other assets	(397,101)	(73,804)
Net change in accounts payable & accrued liabilities	2,313,881	1,819,535
Net cash flow (used in) provided by operating activities	(312,467	2,025,551

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions	(44,857)	(480,600)
Purchase equipment	(1,076,437)	(492,275)
Net cash flow (used in) investing activities	(1,121,294	(972,875)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	212,160	176,138
Borrowing costs associated with notes payable	(958,398)	-
Proceeds from member contributions	-	740,468
Net cash flow (used in) provided by financing activities	(746,238)	916,606

NET INCREASE (DECREASE) IN CASH	(2,179,999)	1,969,282

Cash and cash equivalents, beginning of period	3,306,230	1,336,948
Cash and cash equivalents, end of period	$1,126,231	$3,306,230

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid	$96,938	$292,839
Interest paid	$5,494,256	$5,418,992

The accompanying notes are an integral part of these financial statements.

48

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

Christals Acquisition, LLC, a Delaware limited liability company, was formed in January 2012 to acquire existing limited liability companies operating retail stores in the sexual health and wellness category. The financial statements of Christals Acquisition, LLC and Subsidiaries (“the Company”) include the following fully owned subsidiaries: Peekay Acquisition, LLC, Peekay SPA, LLC; ZJ Gift F-2, LLC, ZJ Gift F-3, LLC, ZJ Gifts F-4, LLC, ZJ Gifts F-5, LLC, ZJ Gifts F-6, LLC, ZJ Gifts I-1, LLC, ZJ Gifts M-1, LLC, ZJ Gifts M-2, LLC, and ZJ Gifts M- 3, LLC, which operate stores in Iowa, Texas and Tennessee under the Christals brand; and Peekay, Inc., ConRev, Inc., Condom Revolution, Inc. and Charter Smith Sanhueza Retail, Inc., which operate stores in Washington, Oregon and California under the Lovers, ConRev and A Touch of Romance brands.

Basis of Presentation – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. During 2013 and 2014, the Company incurred net losses of $2,577,263 and $4,150,362, respectively, largely as a result of interest expense on its outstanding debt of $6.6 million annually, which exceeds the operating profits generated through the operations of its business. Approximately $38.2 million in senior secured debt matures on December 31, 2015, and the Company does not have the resourced necessary to pay this debt as it comes due.

The ability of the Company to continue its operations and execute its business plan is dependent on its ability to refinance this debt and/or to raise sufficient capital to pay this debt and other obligations as they come due (or are extended through a refinancing) and to provide sufficient capital to operate its business as contemplated. Management is in the process of exploring refinancing options, and raising additional equity capital through either private, public market or PIPE transactions.

These factors, amount others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany accounts and transactions have been eliminated during the consolidation process.

49

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The Company’s most significant areas of estimation and assumption are:

•	· determination of the appropriate amount and timing of markdowns to clear unproductive or slow-moving retail inventory and overall inventory obsolescence;

•	· estimation of future cash flows used to assess the recoverability of long-lived assets,

Cash and Cash Equivalents

All short-term investments with original maturities of three months or less at date of purchase are considered cash equivalents.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and accounts receivable. The Company maintains their cash in bank deposit accounts at high credit quality financial institutions. At times, the balances maintained with Wells Fargo Bank exceed federally insured limit of $250,000 per accountholder. The Company also maintains a certain amount of cash on hand at the retail store locations. The Company has not experienced any significant losses with respect to its cash.

Receivables

Receivables consist primarily of amounts receivable from vendors and a wholesale trade account. These receivables are computed based on provisions of the vendor agreements in place and the Company’s completed performance. The Company’s vendors are primarily U.S. based producers of consumer products, from whom the Company purchases resale product inventory. The Company does not require collateral on its receivables and does not accrued interest. Credit risk with respect to receivables is limited due to the nature of the relationship with the vendors. Receivables were $141,000 and $10,351 at December 31, 2014 and 2013, respectively.

Inventory

Inventory consists of merchandise acquired for resale and is valued at the lower of cost or market, with cost determined on a FIFO basis, and includes costs to purchase and distribute the goods, net of any markdowns or volume discounts. The Company maintains reserves for potential obsolescence and shrinkage.

50

CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Vendor Allowances

The Company receives allowances from vendors in the normal course of business, including markdown allowances, purchase volume discounts and rebates, and other merchandise credits. Vendor allowances are recorded as a reduction of the vendor’s product cost and are recognized in cost of sales as the product is sold.

Fair Value of Financial Instruments

The Company’s management believes the carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable and accrued expenses approximate fair value due to their short maturity.

Long-Lived Assets

Property and equipment are stated at cost. Maintenance and repair costs are charged to expense as incurred. Depreciation is provided using the straight-line method with estimated useful lives as indicate below:

Furniture and equipment	7 years
Software	3 years
Computer equipment	5 years
Leasehold improvements	15 years

Leasehold improvements are amortized using the straight-line method over the lesser of the estimated useful lives of the related assets or the leases term, and this amortization is included in depreciation.

Deferred Rent

Many of the Company’s operating leases contain predetermined fixed increases of the minimum rental rate during the lease. For these leases, the Company recognizes the related rental expense on a straight-line basis over the expected lease term and records the difference between the amounts charged to expense and the rent paid as deferred rent. The lease term commences on the earlier of the date when the Company becomes legally obligated for rent payments or the date the Company takes possession of the leased space. As part of many lease agreements, the Company receives construction allowances for landlords for tenant improvements. These leasehold improvements made by the Company are capitalized and amortized over the shorter of the lease term or 15 years. The construction allowances are recorded as deferred rent and amortized on a straight-line basis over the lease term as a reduction of rent expense.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable based on undiscounted cash flows. If long-lived assets are impaired, an impairment loss is recognized and is measured as the amount by which the carrying value exceeds the estimated fair value of the assets. The estimation of future undiscounted cash flows from operating activities requires significant estimates of factors that include future sales growth and gross margin performance. Management believes they have appropriately determined future cash flows and operating performance; however, should actual results differ from those expected, additional impairment may be required. No significant impairment charges have been recognized in fiscal 2014 or 2013.

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CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Goodwill

Goodwill represents the excess of cost over the fair value of net assets acquired using acquisition accounting and is not amortized.

Under FASB ASC 350, Intangibles - Goodwill and Other (“ASC 350”), goodwill and indefinite-lived intangible assets are reviewed at least annually for impairment. Acquired intangible assets with definite lives are amortized over their individual useful lives.

On at least an annual basis, management assesses whether there has been any impairment in the value of goodwill by first comparing the fair value to the net carrying value. If the carrying value exceeds its estimated fair value, a second step is performed to compute the amount of the impairment. An impairment loss is recognized if the implied fair value of the asset being tested is less than its carrying value. In this event, the asset is written down accordingly. The fair values of goodwill impairment testing are determined using valuation techniques based on estimates, judgments and assumptions management believes are appropriate in the circumstances.

Finance Costs, Net

The Company is party to debt agreements that contain non-interest fees and expenses, such as underwriting and covenant waiver fees. These fees are accrued as incurred and amortized over the life of the financing agreement. Amortization expense for the years ended December 31, 2014 and 2013 was $1,688,711 and $1,527,013.

Revenue Recognition

The Company derives revenues from sale of merchandise and upon the following: (1) there is persuasive evidence that an arrangement exists; (2) delivery has occurred or services have been rendered, (3) the seller's price to the buyer is fixed or determinable, and (4) collectability is reasonably assured.

Cost of Goods Sold

Cost of goods sold consists primarily of the merchandise cost of products sold, including inbound freight, duties and packaging. Cost of goods sold was $13,736,433 and $13,639,940 for the years ended December 31, 2014 and 2013, respectively.

Advertising / Marketing

Advertising costs are charged to expense when incurred. The Company’s advertising method is primarily direct mail, media (print, radio, television, and theater advertisements), billboards, and customer recommendations. Advertising/marketing costs were approximately $1,391,172 and $1,223,670 for the years ended December 31, 2014 and 2013, respectively.

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CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Selling, general and administrative expenses

Selling, general and administrative expenses includes payroll, bonus and benefit costs for retail and corporate employees; advertising and marketing costs; occupancy costs; and general expenses for the operation of our retail stores and corporate offices; insurance expense; professional and management services and fees. It also includes store pre-opening and remodeling expenses.

Recent Accounting Pronouncements and Account Changes

In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, (“ASU 2014-09”), which will supersede Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition. The new revenue recognition standard provides a five-step analysis of transactions to determine when and how revenue is recognized. The core principle is that the Company must recognize revenue when it transfers goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. This standard is effective beginning in fiscal year 2017 and allows for either full retrospective or modified retrospective adoption. The Company has not yet selected a transition method nor determined the effect of the new standard on its financial statements.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	December 31, 2014	December 31, 2013
Equipment, furniture and fixtures	$2,340,301	$2,601,457
Leasehold improvements	3,949,308	2,384,904
	6,289,609	5,436,361
Less: accumulated depreciation	(4,376,881)	(4,809,810)
Property and equipment, net	$1,912,728	$626,551

During 2014, the Company opened five new stores in southern California and closed two stores, one in Arkansas and one in Washington.

NOTE 4 – NOTES PAYABLE

Unsecured Subordinated Promissory Notes

Acquisition of the Christals Stores - On October 9, 2012, Christals Acquisition, LLC issued four promissory notes, two at $1,550,000 and two at $150,000 to the former owners of the Christals stores. These notes bear interest at a rate of 12% and are due at maturity on January 7, 2017. Interest is only payable prior to note maturity, if the stores sold as part of this agreement reach a certain quarterly EBITDA threshold. During 2014, the stores did reach that threshold for one quarter and $45,000 in interest was paid to the holders. Accrued, unpaid interest on these notes totals $863,933 at December 31, 2014. Interest expense on these notes was $432,933 in 2014 and $376,917 in 2013. These notes are subject to certain covenants that are defined in the purchase agreement.

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CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Acquisition of the Peekay Stores - On December 31, 2012, Peekay Acquisition, LLC and Peekay SPA, LLC, each a Delaware limited liability company, jointly and severally promised to pay to the “Subordinated Lenders” the principal amount of $6,000,000 and $3,300,000 pursuant to a Common Stock Purchase Agreement, dated as of December 31, 2012, with interest at the rate of 9% and 12% per annum respectively. The notes mature on December 31, 2016. Subject to the Subordination Provisions and all other rights of the Senior Creditors arising in connection with the Senior Obligations, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, will be due and payable in cash on the earlier of the Maturity Date, and the date when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable in cash by the Majority Lenders or become automatically due and payable in cash hereunder, in each case, in accordance with the terms hereof.

Payments of accrued and unpaid interest on the Subordinated Notes is due and payable in cash in arrears on the earlier of the Maturity Date or the acceleration during the occurrence of an Event of Default. Accrued but unpaid interest shall be compounded quarterly on each March 1, June 1, September 1, and December 1, commencing on March 1, 2013 (each such date an “Interest Payment Date”). All such interest shall be paid by accretion thereof to the outstanding principal balance of the Subordinated Notes as PIK interest. Notwithstanding anything herein to the contrary, on each Interest Payment Date, 45% of the interest then accrued in respect to the three months then ending shall be due as Cash Interest, and if permitted by provisions of the Subordination Agreement, shall be payable as Cash Interest rather than PIK interest. By giving the Subordinated Lender five days written notice, the Company may prepay the debt, in whole or in part, without penalty or premium, with amounts paid applied to accrued, unpaid interest and then to principal.

These notes contain certain covenants that restrict the amount of distributions and dividends that the Company can make. Interest expense for the years ended December 31, 2014 and 2013 was $997,687 and $979,357, respectively.

Unsecured Subordinated Debt:	December 31, 2014	December 31, 2013
Christals notes	$3,400,000	$3,400,000
Peekay notes	9,300,000	9,300,000
Total subordinated debt	12,700,000	12,700,000

Accrued interest payable	1,985,446	1,045,469
	$14,685,446	$13,745,469

Financing Agreement

On December 31, 2012, Christals Acquisition, LLC, a Delaware limited liability company (the "Parent"), Peekay Acquisition, LLC, a Delaware limited liability company ("Peekay Acquisition”), the subsidiaries of Peekay Acquisition listed as “Borrowers”, entered into a financing agreement with Cortland Capital Marketing Services, LLC, collateral agent for the lenders.

The Lenders issued a term loan to the Borrowers initially in the aggregate principal amount of $38,215,939, consisting of a tranche A term loan for the principal amount of $27,000,000 which expires on December 27, 2015, and bears interest at a rate of 12% per annum, and a tranche B term loan for the principal amount of $11,215,930 which expires on December 27, 2015, and bears interest at a rate of 15% per annum. The proceeds of the loans shall be used by Peekay Acquisition to make a loan to the Parent, which will use proceeds to repay certain existing indebtedness, and to finance a portion of the purchase price payable by Peekay SPA, LLC for the purchase of the issued and outstanding shares of stock of Peekay, Inc. and ConRev, Inc., each a Washington corporation (the “Acquisition Peekay”), and by the Borrowers to fund working capital of Peekay Acquisition and its subsidiaries and to pay fees and expenses related to this Agreement and the Acquisition Peekay.

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CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Borrowers agree to pay the following fees associated with the loans:

•	An Underwriting fee on the Term A loan equal to 2% of the total loan, and 3% on the total Term B loan.

•	An administrative fee of .24% of the average amount of the aggregate amount of the principal balance of the loans outstanding paid each quarter.

•

Borrowers shall pay to the Term A Agent, quarterly in arrears on the last day of each calendar quarter and on the date the Obligations are paid in full, an administrative fee, which shall be equal to $15,000 (or a pro rata portion of such amount, in the case of the final payment of such fee).

The loans are covered by the following covenants:

•	Certain reporting requirements

•	Maintain a Key Man life insurance policy for $2,000,000.

•	Restriction on amount of capital assets that can be purchased during the year

•	Restrictions of paying dividends or other distributions

•	Meeting certain financial covenants including an adjusted EBITDA leverage ratio and minimum liquidity requirement

The loans are guaranteed by Christals Acquisition, LLC and all its subsidiaries.

During the year ended December 31, 2014, the Company obtained three covenant waivers through Amendments to the Financing Agreements dated March 31, 2014, September 30, 2014 and December 31, 2014, which cover covenant requirements through April 30, 2015. The Company agreed to pay waiver fees totaling $955,398. A total of $191,080 in fees was paid in cash during 2014; $573,239 and $95,540 is payable in cash to the lenders on February 20, 2015 and March 31, 2015, respectively. The remaining $95,540 is due at maturity.

The Company expects it will need additional covenant waivers in future periods. There can be no assurance that the Company will be able to obtain these or other waivers, or that the Company will continue to be in compliance with the terms and conditions of its debt agreements.

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CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – FAIR VALUE MEASUREMENTS

The carrying value of cash and equivalents, deposit held in escrow and accounts payable approximates their estimated fair values due to the short maturities of these instruments.

Fair value is measured using inputs from the three levels of the fair value hierarchy, which are described as follows:

•	Level 1 – observable inputs such as quoted prices for identical instruments in active markets.

•	Level 2 – inputs other than quoted prices in active markets that are observable either directly or indirectly through corroboration with observable market data.

•	Level 3 – unobservable inputs in which there is little or no market data, which would require the Company to develop its own assumptions.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company maintains leases with numerous landlords for 48 retail stores, the corporate offices and distribution center. Store leases generally start with five year terms, and frequently contain renewal options for one or two additional five year terms. Rent expense was $4,255,712 and $4,074,393 for the years ended December 31, 2014 and 2013, respectively.

Future minimum lease payments under operating leases are as follows:

Year	Amount
2015	$4,290,251
2016	3,341,574
2017	2,680,097
2018	1,724,342
2019	1,090,866
Thereafter	2,017,403
$15,144,533

NOTE 7 – RELATED PARTY TRANSACTIONS

Our subsidiary, Peekay Acquisition entered into an Advisory Agreement, dated December 31, 2012, with each of Christals Management, LLC, or Christals Management, a limited liability company owned 50% by an affiliate of Ellery W. Roberts and 50% by Edward J. Tobin, each directors of our company and CP IV SPV, LLC, or CP IV, an entity with which David Aho is affiliated, who is also a director of our company. Under the Advisory Agreement Peekay Acquisition pays annual compensation of $250,000 per year payable quarterly, to each of Christals Management and CP IV.

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CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – INCOME TAXES

Net losses from continuing operations before income taxes for the years ended December 31, 2014 and 2013 were approximately $3,964,365 and $2,344,263, respectively.

The components of the provision for income taxes include:

	2014	2013
Current Federal and State	$59,000	$55,000
Deferred: Federal and State	143,000	178,000
Total (benefit) provision for income taxes	$202,000	$233,000

A reconciliation of the statutory U.S. Federal income tax rate to the Company’s effective income tax rate is as follows:

	2014	2013
U.S. Federal Statutory rate	34.0%	34.0%
State and local taxes, net of Federal benefit	0.0	(0.2)
Other	(8.1)	1.8
Change in valuation allowance	(30.1)	(45.6)
Effective income tax rate	(4.3)%	(10.0)%

Deferred income taxes reflect the net tax effect of temporary differences between amounts recorded for financial reporting purposes and amounts used for tax purposes. The major components of deferred tax assets and liabilities are as follows:

	2014	2013
Deferred tax assets
Inventory	$235,000	176,000
Accrued liabilities	380,000	157,000
Net operating loss carryforwards	2,193,000	777,000
Total deferred income tax assets	2,808,000	1,110,000
Valuation allowance	(2,485,000)	(1,068,000)
Net deferred tax assets	$323,000	42,000

Deferred tax liabilities
Property and Equipment	$324,000	42,000
Goodwill and Intangible assets	321,000	178,000
Total deferred tax liabilities	645,000	220,000

Total net deferred income tax liabilities	$(322,000)	(178,000)

The net deferred income tax liability of $322,000 as of December 31, 2013 consists of the current asset of $71,000 and non-current liability of $393,000.

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CHRISTALS ACQUISITION, LLC & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2104 there was a deferred tax liability associates with excess book over tax goodwill. As goodwill is considered to be an indefinite lived intangible, this associated deferred tax liability is not allowed to be netted with other deferred tax assets in determining the need for a valuation allowance. This resulted in an overall net deferred tax liability after applying the valuation allowance.

The Company has incurred net losses for financial reporting purposes. A valuation allowance is required to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. During the twelve month period ended December 31, 2013, the Company concluded that the likelihood of realization of the benefits associated with its deferred tax assets does not reach the level of more likely than not. As a result, the Company recognized full valuation allowance on all deferred tax assets as of at December 31, 2014.

At December 31, 2013 a net operating loss (“NOL”) carryforward for a federal income tax purposes is $6,394,000. The Federal NOL’s will begin to expire in 2033.

We have no recorded uncertain tax positions therefore there would be no impact to the effective tax rate. The Company includes interest and penalties accrued in the consolidated financial statements as a component of the interest expense. No significant amounts were required to be recorded as of December 31, 2014. The tax years ended December 31, 2011 through December 31, 2014 are considered to be open under statute and therefore may be subject to examination by the Internal Revenue Service and various state jurisdictions.

NOTE 9 – SUBSEQUENT EVENTS

At the close of business on December 31, 2014, Christals Acquisition, LLC and its members entered into a securities exchange agreement (“Exchange Agreement”) with DICO, Inc. a Nevada corporation, pursuant to which DICO acquired 100% of the issued and outstanding equity capital of Christals Acquisition in exchange for 2,524,870 shares of DICO common stock, par value $0.0001 per share, which constituted 70.5% of the issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Exchange Agreement. In addition, at the closing of the share exchange, Christals paid DICO $350,000 in cash. This cash was immediately used for the following purposes (i) to pay down all of DICO’s outstanding liabilities, (ii) $308,436 of this cash was used as a partial payment toward the redemption of a total of 15,000,000 of DICO restricted shares from David Lazar, the former Chief Operating Officer and Secretary of DICO, pursuant to a redemption agreement entered into with Mr. Lazar on December 31, 2014, and (iii) to satisfy aggregate purchase price payable to holders of a total of 1,052,600 shares of DICO common stock, which shares were transferred to the members of Christals Acquisition as a condition to the closing of the exchange transaction. In addition to receiving the $308,436 payment for the redemption of his 15,000,000 shares of DICO common stock, DICO also transferred to Mr. Lazar the remaining inventory of loose diamonds pursuant to a bill of sale and assignment agreement as the balance of the consideration for the redemption of his shares. Immediately following the closing of the exchange transaction and the related transactions described above, the former members of Christals Acquisition and certain equity owners of such members who immediately received distributions of such securities, became the owners of 3,577,470 shares of our common stock, constituting 99.9% of DICO’s issued and outstanding common stock as of such closing. For accounting purposes, the exchange transaction with Christals Acquisition was treated as a reverse acquisition, with Christals Acquisition as the acquirer and DICO, Inc. as the acquired party. In January 2015, DICO, Inc. changed its name to Peekay Boutiques, Inc.

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